Exhibit 1.1

XPENG INC.

85,000,000 Class A Ordinary Shares

(US$0.00001 par value per Class A ordinary share)

INTERNATIONAL UNDERWRITING AGREEMENT

[•], 2021

J.P. Morgan Securities plc (“JPM plc”)

25 Bank Street Canary Wharf

London E14 5JP United Kingdom

J.P. Morgan Securities LLC (“JPM LLC”)

383 Madison Avenue New York

New York 10179

J.P. Morgan Securities (Asia Pacific) Limited (“JPM (Asia Pacific)”)

28/F, Chater House

8 Connaught Road

Central, Hong Kong

J.P. Morgan Securities (Far East) Limited (“JPM (Far East)”)

28/F Chater House

8 Connaught Road Central

Hong Kong

Merrill Lynch (Asia Pacific) Limited (“Merrill Lynch”)

Level 55, Cheung Kong Center

2 Queen’s Road Central

Central, Hong Kong

Citigroup Global Markets Asia Limited (“Citigroup”)

50th Floor, Champion Tower

Three Garden Road

Central

Hong Kong

Citigroup Global Markets Limited

33 Canada Square

Canary Wharf

London E14 5LB

United Kingdom

And the other International Underwriters (as defined below) listed in Schedule I-B hereto

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Ladies and Gentlemen:

XPeng, Inc., an exempted company incorporated in the Cayman Islands (the “Company”), proposes to issue and sell to the several international underwriters set forth in Schedule I-B (the “International Underwriters”), or to purchasers procured by the International Underwriters, Class A ordinary shares of US$0.00001 par value per share (the “Shares”) to be listed on The Stock Exchange of Hong Kong Limited (the “SEHK”) and traded in Hong Kong dollars. The Company proposes to initially issue and sell to the International Underwriters or to the purchasers procured by the International Underwriters an aggregate of 80,750,000 Shares (the “Firm Shares”) (subject to any reallocation by the Joint Representatives of the Offer Shares between the International Offering and the Hong Kong Public Offering and subject to adjustment in accordance with Section 9). In addition, the Company proposes to grant to the International Underwriters an option to purchase themselves or through their respective affiliates, or to procure purchasers for, up to 12,750,000 additional Shares (the “Option Shares”) from the Company at the International Offer Price. The Firm Shares and the Option Shares are herein referred to collectively as the “International Offer Shares”. The offering and sale of the International Offer Shares under this Agreement is herein referred to as the “International Offering”.

The Company, the Joint Sponsors, the Joint Representatives and the Hong Kong Underwriters (as defined below) have entered into an agreement dated June 24, 2021 (the “Hong Kong Underwriting Agreement”) relating to the concurrent offering and sale by the Company to the public in the Hong Kong Special Administrative Region (“Hong Kong”) of the People’s Republic of China (“China” or the “PRC”) of an aggregate of 4,250,000 Shares (subject to the adjustment and reallocation as provided for under this Agreement and the Hong Kong Underwriting Agreement) (the “Hong Kong Offer Shares”), to be underwritten through arrangements with certain underwriters in Hong Kong (the “Hong Kong Underwriters”). The offering and sale of the Hong Kong Offer Shares is herein referred to as the “Hong Kong Public Offering”. Except as the context may otherwise require, the International Underwriters and the Hong Kong Underwriters are referred to herein collectively as the “Underwriters” and this Agreement and the Hong Kong Underwriting Agreement are referred to herein collectively as the “Underwriting Agreements”, the International Offering and the Hong Kong Public Offering are referred to herein collectively as the “Global Offering”, and the International Offer Shares and the Hong Kong Offer Shares are referred to herein collectively as the “Offer Shares”. Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the Hong Kong Underwriting Agreement are hereby made expressly conditional on one another.

The International Offer Shares are being offered at a price of HK$[•] per Share (the “International Offer Price”) and the Hong Kong Offer Shares are being offered at a price of HK$[•] per Share (the “Public Offer Price”), which are exclusive of brokerage per Share of 1.0% of the International Offering Price, or the Public Offer Price, as the case may (the “Brokerage”), a trading fee per Share of 0.005% of the International Offering Price, or the Public Offer Price, as the case may be (the “Trading Fee”) imposed by the SEHK and a transaction levy per Share of 0.0027% of the International Offering Price, or the Public Offer Price, as the case may be (the “Transaction Levy”) imposed by the Securities and Futures Commission of Hong Kong (the “SFC”), in each case payable by purchasers of the International Offer Shares or Hong Kong Offer Shares, as applicable. The Trading Fee and the Transaction Levy are also payable by the Company with respect to the International Offer Shares and the Hong Kong Offer Shares. For the avoidance of doubt, the International Underwriters will retain the Brokerage for their own respective accounts.

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JPM (Asia Pacific), Merrill Lynch and Citigroup shall act as the joint representatives of the International Underwriters (the “Joint Representatives”). The International Underwriters and the Hong Kong Underwriters are simultaneously entering into an Agreement Between International and Hong Kong Underwriting Syndicates (the “Agreement Between Syndicates”), which, among other things, confirms that JPM (Asia Pacific), Merrill Lynch, Citigroup and CLSA Limited shall act as the joint global coordinators (the “Joint Global Coordinators”) of the Global Offering. JPM (Asia Pacific) (in relation to the Hong Kong Public Offering), JPM plc and JPM LLC (both in relation to the International Offering), Merrill Lynch, Citigroup (only in relation the Hong Kong Public Offering), Citigroup Global Markets Limited (only in relation to the International Offering), CLSA Limited, ABCI Capital Limited, BOCI Asia Limited, Futu Securities International (Hong Kong) Limited and US Tiger Securities, Inc. (only in relation to the International Offering) shall act as the joint bookrunners of the Global Offering (the “Joint Bookrunners”). JPM (Asia Pacific) (in relation to the Hong Kong Public Offering), JPM plc and JPM LLC (both in relation to the International Offering), Merrill Lynch, Citigroup (only in relation to the Hong Kong Public Offering), Citigroup Global Markets Limited (only in relation to the International Offering), CLSA Limited, ABCI Securities Company Limited, BOCI Asia Limited, Futu Securities International (Hong Kong) Limited and US Tiger Securities, Inc. (only in relation to the International Offering) shall act as the joint lead managers (the “Joint Lead Managers”) of the Global Offering.

The Stabilizing Manager (as defined below), or its affiliate, has entered into a stock borrowing agreement (the “Stock Borrowing Agreement”), dated the date hereof, with Quack Holding Limited.

A prospectus dated June 25, 2021 (the “Hong Kong Prospectus”) has been prepared and used in connection with the Hong Kong Public Offering. The Company hereby acknowledges the appointment of the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners and the Joint Lead Managers by the International Underwriters and/or the Hong Kong Underwriters.

In conjunction with the Global Offering, the Company has made an application for the listing of the Shares on the Main Board of the SEHK. JPM (Far East) and Merrill Lynch are acting as the joint sponsors to the Company’s application for listing (the “Joint Sponsors”).

The Company has prepared and filed with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder (collectively, the “Securities Act”), a registration statement on Form F-1 (File No. 333-257308 ), including a prospectus, relating to the Shares. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary International Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the SEC pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Final International Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Offer Shares. The Company has filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a registration statement, as amended (the “Exchange Act Registration Statement”), on Form 8-A (File No. 001-39466) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the Company’s Class A ordinary shares and the American Depository Shares each representing two Class A ordinary shares (the “ADSs”). As used herein, the term “Disclosure Package” means the Preliminary International Prospectus, each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) and the pricing information set forth on Schedule III. The term “Issuer Free Writing Prospectus” means “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Offer Shares. “Time of Sale” means the time when sales of the International Offer Shares were first made, which for purposes of this Agreement is [•], Hong Kong time on the date of this Agreement.

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“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on either Section 5(d) of, or Rule 163B under, the Securities Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. “Offering Documents” means the Hong Kong Prospectus, the green application form to be completed by the HK eIPO White Form Service Provider (the “Application Form”), the Disclosure Package, the Registration Statement, the Preliminary International Prospectus, the Final International Prospectus and any other documents issued, given or used in connection with the contemplated offering and sale of the Offer Shares or otherwise in connection with the Global Offering, including without limitation, any information, materials and documents issued, given or presented in any of the investor presentations and/or roadshow presentations conducted by or on behalf of the Company in connection with the Global Offering (the “Investor Presentation Materials”) relating to the Offer Shares, and in each case, all amendments or supplements thereto.

Capitalized terms used and not defined herein shall have the meanings set forth in the Hong Kong Underwriting Agreement. The terms “herein”, “hereof”, “hereto”, “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or”, as used herein, is not exclusive, and the use of the term “including” shall be without limitation. The term “business day”, as used herein, shall mean a day (other than Saturday or Sunday) on which banking institutions in both Hong Kong and New York are open generally for normal banking business and on which the SEHK is open for business of dealing in securities.

As used herein, “Affiliate” has the meaning as defined in Rule 501(b) under the Securities Act; “Laws” means any and all national, central, federal, provincial, state, regional, municipal, local, domestic or foreign laws (including, without limitation, any common law or case law), statutes, ordinances, legal codes, regulations or rules (including, without limitation, any and all regulations, rules, orders, judgments, decrees, rulings, opinions, guidelines, measures, notices or circulars (in each case, whether formally published or not and to the extent mandatory or, if not complied with, the basis for legal, administrative, regulatory or judicial consequences) of any Authority) (as defined below)); “Authority” means any administrative, governmental or regulatory commission, board, body, authority or agency, or any stock exchange, self-regulatory organization or other non-governmental regulatory authority, or any court, tribunal or arbitrator, in each case whether national, central, federal, provincial, state, regional, municipal, local, domestic, foreign or supranational; and “Taxes” or “Taxation” means all forms of taxation whenever created, imposed or arising and whether of the U.S., Hong Kong, Cayman Islands, the PRC or of any other part of the world and, without prejudice to the generality of the foregoing, includes all forms of taxation on or relating to profits, salaries, interest and other forms of income, taxation on capital gains, sales and value added taxation, business tax, estate duty, death duty, capital duty, stamp duty, payroll taxation, withholding taxation, rates and other taxes or charges relating to property, customs and other import and excise duties, and generally any taxation, fee, assessment, duty, impost, levy, rate, charge or any amount payable to taxing, revenue, customs or fiscal Authorities whether of the U.S., Hong Kong, Cayman Islands, the PRC or of any other part of the world, whether by way of actual assessment, loss of allowance, withholding, deduction or credit available for relief or otherwise, and including all interest, additions to tax, penalties or similar liabilities arising in respect of any taxation.

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For the purposes of this Agreement, whenever the terms or expressions “save as disclosed in each of the Hong Kong Prospectus, the Registration Statement and the Disclosure Package” or the equivalent are made herein, the Hong Kong Prospectus, the Registration Statement and the Disclosure Package referred under such terms or expressions mean such documents that exist as of the date of this Agreement. Notwithstanding that the Joint Representatives and the International Underwriters may have knowledge or may have conducted investigation or enquiry with respect to the information given under the relevant representation or warranty, the rights of the Joint Representatives and the International Underwriters under this Agreement shall not be prejudiced by such knowledge, investigation and/or enquiry, if any.

1. Sale and Purchase

(a) Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the several International Underwriters or to purchasers procured by the International Underwriters, and each of the International Underwriters, severally (and not jointly or jointly and severally), agrees to procure purchasers for, or, failing which, to purchase itself or through its Affiliates from the Company, the number of Firm Shares set forth opposite the name of such International Underwriter in Schedule I-B (subject to any reallocation by the Joint Representatives of the Offer Shares between the International Offering and the Hong Kong Public Offering and subject to adjustment in accordance with Section 9), at the International Offer Price.

In addition, the Company hereby grants to the several International Underwriters an option (the “Over-allotment Option”), severally and not jointly or jointly and severally, to purchase, or procure purchasers for, up to the number of Option Shares and, upon the basis of the representations and warranties and subject to the terms and conditions set forth herein, the International Underwriters shall have the right, severally (and not jointly or jointly and severally), to procure purchasers for, or, failing which, to purchase themselves or through their respective Affiliates, from the Company, ratably in accordance with the number of Firm Shares to be purchased, or procured to be purchased, by each of the International Underwriters, all or a portion of the Option Shares as may be necessary to cover over-allocations made in connection with the offering of the Firm Shares, at the International Offer Price. The Over-allotment Option may be exercised by the Joint Representatives (on behalf of the International Underwriters) in their sole and absolute discretion, for themselves and on behalf of the several International Underwriters, at any time and from time to time on or before the expiration of the period of thirty (30) calendar days from the last day for the lodging of applications under the Hong Kong Public Offering, by written notice, substantially in the form set forth in Exhibit D, to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the Over-allotment Option is being exercised and the date and time when the Option Shares are to be delivered; provided, however, that no such date and time of delivery of the Option Shares shall be earlier than the First Time of Delivery (as defined in Section 2) nor, unless the Joint Representatives and the Company otherwise agree in writing, earlier than the second, or later than the tenth, business day after the date on which the Over-allotment Option shall have been exercised. Upon any exercise of the Over-allotment Option, the number of Option Shares to be purchased by each International Underwriter, or purchasers procured by each such International Underwriter, shall be the number (subject to such adjustment as the Joint Representatives may determine to avoid fractional shares) that bears the same proportion to the total number of Option Shares entitled to be purchased by the several International Underwriters as the number of Firm Shares set forth opposite the name of such International Underwriter in Schedule I-B bears to the total number of Firm Shares (subject to any reallocation by the Joint Sponsors and the Joint Representatives of Offer Shares between the International Offering and the Hong Kong Public Offering) subject to adjustment in accordance with Section 11.

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Upon the authorization by the Joint Representatives of the release of the Firm Shares, the several International Underwriters propose to offer the Firm Shares for sale themselves or through their respective Affiliates. The Company acknowledges and agrees that the sale of International Offer Shares by each International Underwriter itself or through its Affiliates shall be by it as agent of the Company under applicable Laws to procure purchasers for International Offer Shares (in which case the purchase obligation of such International Underwriter under this Section 1(a) shall be reduced pro tanto) or, failing which, each International Underwriter shall, as principal, purchase International Offer Shares itself or through its Affiliates, and, accordingly, the Company appoints each of the International Underwriters together with its Affiliates as agent under applicable Laws and confers on each of them the powers, authority and discretion on behalf of the Company that are necessary solely to procure purchasers for the International Offer Shares upon the basis of the representations and warranties and subject to the terms and conditions herein set forth; provided, however, that any International Underwriter selling International Offer Shares as agent of the Company pursuant to this Section 1(a) and under applicable Laws will remain obligated to pay to the Company the International Offer Price for such International Offer Shares as if such International Underwriter were purchasing such International Offer Shares as principal. In view of the foregoing, a purchase of International Offer Shares may include a subscription for International Offer Shares of the Company and a sale of International Offer Shares may include an allotment of International Offer Shares by the Company.

(b) The Company, the International Underwriters and the Joint Representatives agree as follows:

(1) that under the direction of the Joint Sponsors and the Joint Representatives, if purchasers have been procured by the International Underwriters for all the International Offer Shares initially offered:

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(i) if the number of Hong Kong Offer Shares validly applied for under the Hong Kong Public Offering represents 15 times or more but less than 50 times the number of Hong Kong Offer Shares initially available for subscription under the Hong Kong Public Offering, then Firm Shares will be reallocated to the Hong Kong Public Offering from the International Offering so that the total number of Hong Kong Offer Shares available under the Hong Kong Public Offering shall be increased to 6,375,000 Shares, representing approximately 7.5% of the total number of Offer Shares (excluding the Option Shares);

(ii) if the number of Hong Kong Offer Shares validly applied for under the Hong Kong Public Offering represents 50 times or more but less than 100 times the number of Hong Kong Offer Shares initially available for subscription under the Hong Kong Public Offering, then Firm Shares will be reallocated to the Hong Kong Public Offering from the International Offering so that the total number of Hong Kong Offer Shares available under the Hong Kong Public Offering shall be increased to 8,500,000 Shares, representing approximately 10% of the total number of Offer Shares (excluding the Option Shares);

(iii) if the number of Hong Kong Offer Shares validly applied for under the Hong Kong Public Offering represents 100 times or more the number of Hong Kong Offer Shares initially available for subscription under the Hong Kong Public Offering, then Firm Shares will be reallocated to the Hong Kong Public Offering from the International Offering so that the total number of Hong Kong Offer Shares available under the Hong Kong Public Offering shall be increased to 17,000,000 Shares, representing approximately 20% of the total number of Offer Shares (excluding the Option Shares);

(iv) subject to clause (i) through (iii) above, the Joint Sponsors and the Joint Representatives, in consultation with the Company, may (but shall not be obliged to) reallocate all or any of the Firm Shares from the International Offering to the Hong Kong Public Offering to satisfy valid applications under the Hong Kong Public Offering;

(v) the Joint Sponsors and the Joint Representatives, in their sole and absolute discretion, may (but shall not be obliged to) if (i) purchasers have been procured by the International Underwriters for all the International Offer Shares initially offered (the “International Offering Full or Over-subscription”) and the Hong Kong Public Offering Over-Subscription (as defined in the Hong Kong Underwriting Agreement) represents a subscription of more than 100%, but less than 15 times, of the number of Hong Kong Offer Shares initially available under the Hong Kong Public Offering; or (ii) the International Offer Shares under the International Offering are not fully subscribed, and the Hong Kong Public Offering Over-Subscription represents a subscription of more than 100% (and whether or not by 15 times or more) of the number of Hong Kong Offer Shares initially available under the Hong Kong Public Offering, reallocate the Offer Shares initially allocated for the International Offering to the Hong Kong Public Offering to satisfy the Hong Kong Public Offering Over-Subscription, provided that the total number of Hong Kong Offer Shares available under the Hong Kong Public Offering shall not be increased to more than 8,500,000 Offer Shares, representing two times the number of Hong Kong Offer Shares initially available under the Hong Kong Public Offering and 10% of the total number of Offer Shares initially available under the Global Offering,

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and, in each of the cases of reallocation of Firm Shares to the Hong Kong Public Offering described in clause (i) through (v) above (such reallocated Firm Shares being referred to herein as the “Reallocated Shares”), the number of Firm Shares available under the International Offering will be correspondingly reduced in such manner as the Joint Representatives deem appropriate, and the Reallocated Shares will be delivered to investors in the Hong Kong Public Offering specified by the Joint Representatives in the same manner and at the same time as the Hong Kong Offer Shares originally included in the Hong Kong Public Offering, provided that the International Underwriters and the Joint Representatives shall be entitled to receive an amount equal to the gross commission on the Reallocated Shares (which gross commission is to be calculated in accordance with Section 1(c) so that, expressed as a percentage, such commission shall be the same per Reallocated Share as per International Offer Share) out of the amounts payable to the Company hereunder and, for the avoidance of doubt, no commission shall be payable by the Company to the Hong Kong Underwriters on any of the Reallocated Shares; provided, further, that the Joint Representatives and the International Underwriters shall have no further payment or other obligations to the Company with respect to the Reallocated Shares; and

(2) that the Joint Representatives, in their sole and absolute discretion, may (but shall not be obliged to) reallocate all or some of the unsold Hong Kong Offer Shares in the event of a Hong Kong Public Offering Under-Subscription (as defined in the Hong Kong Underwriting Agreement) (the “Unsold Shares”) to the International Offering to one or more of the International Underwriters in such amounts as the Joint Sponsors and the Joint Representatives and each such International Underwriter may agree, whereupon such International Underwriter shall become obligated to purchase, at the International Offer Price, the number of Unsold Shares that are reallocated to such International Underwriter; provided that such International Underwriter (itself or through its Affiliates) shall be entitled to receive an amount equal to the gross commission on the number of Unsold Shares reallocated to it (which gross commission is to be calculated in accordance with Section 1(c) so that, expressed as a percentage, such commission shall be the same per such reallocated Unsold Share as per International Offer Share) out of the amounts payable to the Company hereunder and no commission shall be payable by the Company to the Hong Kong Underwriters on any of the Unsold Shares reallocated to the International Offering.

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(c) In consideration of the agreement of the International Underwriters to purchase or procure purchasers for the International Offer Shares, the Company agrees to pay, in respect of the International Offer Shares, to the Joint Representatives (for themselves and on behalf of the other International Underwriters) a gross commission equal to [•]% of the aggregate International Offer Price (the “International Underwriters’ Commission”) in respect of the International Offer Shares (including the International Offer Shares reallocated to the Hong Kong Public Offering and the Hong Kong Offer Shares reallocated to the International Offering under this Agreement). The Joint Representatives shall allocate the International Underwriters’ Commission among all International Underwriters in the same proportions, as nearly as may be practicable, as the percentage of Firm Shares set forth opposite the name of the relevant International Underwriter in Schedule I-B hereto. The Company agrees to pay, in respect of the Hong Kong Offer Shares, to the Joint Representatives (for themselves and on behalf of the Hong Kong Underwriters) an underwriting commission pursuant to Clause 6.1 of the Hong Kong Underwriting Agreement (the “Hong Kong Underwriters’ Commission”). The Joint Representatives shall allocate the Hong Kong Underwriters’ Commission among all Hong Kong Underwriters in the same proportions, as nearly as may be practicable, as the percentage of Hong Kong Offer Shares set forth opposite the name of the relevant Hong Kong Underwriter in Schedule I-C hereto.

(d) [In addition, the Company agrees to pay or cause to be paid to the Joint Representatives (for themselves and on behalf of the International Underwriters) an incentive fee equal to [•]% of the aggregate International Offer Price in respect of the International Offer Shares (including the International Offer Shares reallocated to the Hong Kong Public Offering and the Hong Kong Offer Shares reallocated to the International Offering under this Agreement) (the “International Underwriters’ Incentive Fee”). The Joint Representatives shall allocate the International Underwriters’ Incentive Fee, if any, among all International Underwriters in the same proportions, as nearly as may be practicable, as the percentage of Firm Shares set forth opposite the name of the relevant International Underwriter in Schedule I-B hereto. The Company agrees to pay or cause to be paid to the Joint Representatives (for themselves and on behalf of the Hong Kong Underwriters) an incentive fee equal to [•]% of the aggregate Public Offer Price in respect of the Hong Kong Offer Shares (excluding any International Offer Shares reallocated to the Hong Kong Public Offering and any Hong Kong Offer Shares reallocated to the International Offering under this Agreement) (the “Hong Kong Underwriters’ Incentive Fee,” together with International Underwriters’ Incentive Fee, the “Incentive Fee”). The Joint Representatives shall allocate the Hong Kong Underwriters’ Incentive Fee, if any, among all Hong Kong Underwriters in the same proportions, as nearly as may be practicable, as the percentage of Hong Kong Offer Shares set forth opposite the name of the relevant Hong Kong Underwriter in Schedule I-C hereto.]

(e) In connection with the Global Offering, J.P. Morgan Securities (Asia Pacific) Limited or its Affiliates and/or any person acting for it, to the exclusion of all others, (the “Stabilizing Manager”) is hereby appointed to act as stabilizing manager in connection with the Global Offering and may (but with no obligation and not as agent for the Company), to the extent permitted by applicable Laws, make purchases, over-allocate or effect transactions in the market or otherwise take such stabilizing action(s) with a view to supporting the market price of the Shares at a level higher than that which might otherwise prevail for a limited period after the commencement of trading thereof. The Stabilizing Manager may, in its sole and absolute discretion, appoint any person to be its agent for the purposes of taking any stabilization actions. Any such agent shall have the rights and authorities conferred upon the Stabilizing Manager pursuant to this Section 1(e). Any stabilization actions taken pursuant to this Section 1(e) shall be conducted in compliance with the Securities and Futures (Price Stabilizing) Rules under the Securities and Futures Ordinance and all applicable Laws and may be discontinued at any time. Each of the International Underwriters (other than the Stabilizing Manager, or any person acting for it) hereby undertakes severally (and not jointly or jointly and severally) to each other party (including the Joint Global Coordinators and the Joint Bookrunners) to this Agreement that it will not take or cause or authorize any person to take, and shall cause its Affiliates and/or agents not to take, directly or indirectly, any stabilization action or any action which is designed to or which constitutes or which might be expected to cause or result in the stabilization or maintenance of the price of any security of the Company. [All profits or gains arising from purchases and sales, through over-allocations or otherwise, and stabilizing activities and transactions conducted by the Stabilizing Manager shall be shared among [•] in the same proportions which the amount of gross commissions in respect of the Firm Shares payable to [•] bear to the aggregate amount of gross commissions payable to [•] in respect of the Firm Shares. All liabilities, expenses or losses (calculated on a mark-to-market basis at the end of the stabilization period) arising from purchases and sales, through over-allocations or otherwise, and stabilizing activities and transactions conducted by the Stabilizing Manager shall be shared among the [International Underwriters] in the same proportions which the amount of [gross commissions] in respect of the Firm Shares payable to the [International Underwriters] bear to the aggregate amount of gross commissions payable to the [International Underwriters] in respect of the Firm Shares.]

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2. Payment and Delivery

(a) The Company hereby appoints [•] as the settlement manager to the Global Offering (the “Settlement Manager”). The deliveries and payments as described in Section 2(b) shall be made (A) with respect to the Firm Shares, at or around [•] [a.m./p.m., Hong Kong time, on [•] 2021 or such other time and date as the Joint Representatives (on behalf of the International Underwriters) and the Company may agree upon in writing, and (B) with respect to Option Shares as to which the Over-allotment Option has been exercised, at or around [•] [a.m./p.m.], Hong Kong time on the date specified by the Joint Representatives in the written notice given by the Joint Representatives of their exercise, for themselves and on behalf of the International Underwriters, of the Over-allotment Option to purchase such Option Shares or such other time and date as the Joint Representatives (on behalf of the International Underwriters) and the Company may agree upon in writing. Such time and date for delivery of, and payment for the Firm Shares is herein referred to as the “First Time of Delivery”; each such time and date for delivery of, and payment for, the Option Shares, if not the First Time of Delivery, is herein referred to as an “Additional Time of Delivery”; each such time and date for delivery and payment is herein called a “Time of Delivery”.

(b) The International Offer Shares to be purchased by each International Underwriter or by purchasers procured by the International Underwriters (including any Unsold Shares reallocated to the International Offering to such International Underwriter pursuant to Section 1) shall be delivered by or on behalf of the Company to the Settlement Manager, in definitive form, and in such authorized denominations and registered in such names as the Settlement Manager may, for itself or on behalf of such International Underwriter or its Affiliates, request by at least two business days’ notice to the Company prior to each Time of Delivery, for dispatch or release to the purchasers of such International Offer Shares or, as the case may be, through the facilities of Hong Kong Securities Clearing Company Limited (“HKSCC”) for credit to such account or accounts in the Central Clearing and Settlement System (“CCASS”), as designated in each case by the Settlement Manager, for itself or on behalf of such International Underwriter, against payment by or on behalf of such International Underwriter of the aggregate International Offer Price therefor by wire transfer in Hong Kong dollars in immediately available funds to such account or accounts specified by the Company in Schedule V, the payment of which shall fully discharge any payment obligations of such International Underwriter to the Company in respect of the purchase of the International Offer Shares by such International Underwriter hereunder. The Company will cause the form of the certificates representing the International Offer Shares to be made available for review with respect thereto at the office of Computershare Hong Kong Investor Services Limited at least one business day prior to each Time of Delivery.

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(c) It is understood and agreed by the parties hereto that no delivery of International Offer Shares to be issued and purchased hereunder at a Time of Delivery shall be effective unless and until payment therefor has been made pursuant hereto and each of HKSCC and the Company shall have furnished or caused to be furnished to the Joint Representatives, for themselves and on behalf of the International Underwriters, at such Time of Delivery, certificates and other evidence satisfactory to the Joint Representatives of the issue and delivery of the International Offer Shares.

(d) At the First Time of Delivery, (A) the Settlement Manager shall be entitled to deduct, on behalf of the Underwriters, from the amounts payable to the Company hereunder at such Time of Delivery (i) (x) the underwriting commission [and incentive fees] in respect of the Firm Shares payable to the International Underwriters pursuant to Sections 1(c) and 1(d) hereof, respectively and (y) the underwriting commissions [and incentive fees] payable to the Hong Kong Underwriters in accordance with Clause 6.1 of the Hong Kong Underwriting Agreement and Section 1(d) hereof, respectively, provided, however, that any amount of sponsor fee paid by the Company under each of the engagement letters dated February 9, 2021 shall be credited against the underwriting commission payable to JPM (Far East) or its affiliates and Merrill Lynch (Asia Pacific), PLUS (ii) the aggregate amounts of the Trading Fee and the Transaction Levy payable by the Company on the sale of the Firm Shares (including any Unsold Shares reallocated to the International Offering pursuant to Section 1hereof but excluding any Option Shares), which the Settlement Manager will, on behalf of the Company, pay or cause to be paid to the persons entitled thereto, PLUS (iii) an amount representing the reimbursement of expenses the Company agrees to pay to the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners or the Underwriters under Section 5(a) hereof and Clause 6.3 of the Hong Kong Underwriting Agreement, and LESS (iv) an amount representing the reimbursement of expenses the International Underwriters agree to pay to the Company under Section 5(b) hereof; and (B) the Settlement Manager shall, on behalf of the International Underwriters but subject to receipt from the International Underwriters of the aggregate amounts of the Trading Fee and the Transaction Levy payable by purchasers of the Firm Shares (including any Unsold Shares reallocated to the International Offering pursuant to Section 1 hereof), pay, or cause to be paid, such amounts to the persons entitled thereto. The Settlement Manager shall arrange payment to relevant parties of their respective entitlement (if any) by wire transfer in Hong Kong dollars in immediately available funds to such account or accounts designated by such party at the applicable Time of Delivery (and no later than [6:00 P.M. Hong Kong Time]). To the extent the deducted amount is insufficient to cover all the amounts deductible by the Settlement Manager under this Section 2(d), the Company shall pay, or cause to be paid, in full the difference promptly after the First Time of Delivery and forthwith upon demand by the Settlement Manager or by the relevant party incurring the expenses by wire transfer of immediately available funds to the account or accounts specified by the Settlement or such relevant party.

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(e) At each Additional Time of Delivery, (A) the Settlement Manager shall be entitled to deduct, on behalf of the International Underwriters, from the amounts payable to the Company hereunder at such Additional Time of Delivery (i) the underwriting commission [and incentive fees] in respect of the Option Shares (to the extent the Over-allotment Option is exercised) payable to the International Underwriters pursuant to Sections 1(c) and 1(d) hereof, respectively, PLUS (ii) the aggregate amounts of the Trading Fee and the Transaction Levy payable by the Company on the sale of the Option Shares, which the Settlement Manager will, on behalf of the Company, pay or cause to be paid to the persons entitled thereto, PLUS (iii) an amount representing the reimbursement of expenses the Company agrees to pay to the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners or the Underwriters under Section 5(a) hereof and Clause 6.3 of the Hong Kong Underwriting Agreement, and LESS (iv) an amount representing the reimbursement of expenses the International Underwriters agree to pay to the Company under Section 5(b); and (B) the Settlement Manager shall, on behalf of the International Underwriters but subject to receipt from the International Underwriters of the aggregate amounts of the Trading Fee and the Transaction Levy payable by purchasers of the Option Shares (including any Unsold Shares reallocated to the International Offering pursuant to Section 1 hereof), pay, or cause to be paid, such amounts to the persons entitled thereto. The Settlement Manager shall arrange payment to relevant parties of their respective entitlement (if any) by wire transfer in Hong Kong dollars in immediately available funds to such account or accounts designated by such party at the applicable Time of Delivery (and no later than [6:00 P.M. Hong Kong Time]). To the extent the deducted amount is insufficient to cover all the amounts deductible by the Settlement Manager under this Section 2(e), the Company shall pay, or cause to be paid, in full the difference promptly after each Additional Time of Delivery and forthwith upon demand by the Settlement Manager or by the relevant party incurring the expenses by wire transfer of immediately available funds to the account or accounts specified by the Settlement or such relevant party.

(f) At each Time of Delivery or forthwith upon demand, to the extent that any amounts payable by the Company to the Settlement Manager, the International Underwriters, the Joint Sponsors or the Joint Representatives, as applicable, hereunder or otherwise payable by the Company hereunder are not or will not be deducted at such Time of Delivery from the amounts payable to the Company hereunder, the Company shall pay, or cause to be paid, in full such amounts to the Settlement Manager, for themselves or on behalf of the International Underwriters (as applicable), or to the relevant party to which the amount is payable by the Company, by wire transfer to the account or accounts specified by the Settlement Manager.

(g) The delivery of the documents described in Section 7 shall be made (A) with respect to the Firm Shares, at or prior to the First Time of Delivery, and (B) with respect to the Option Shares as to which the Over-allotment Option has been exercised, at or prior to the Additional Time of Delivery of such Option Shares, in each case at the offices of Freshfields Bruckhaus Deringer at 55/F, One Island East, Taikoo Place, Quarry Bay, Hong Kong (the “Closing Location”). A meeting will be held at the Closing Location at 6:00 p.m., Hong Kong time, on the business day immediately preceding the relevant Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto and their respective counsel.

3. Representations and Warranties of the Company

The Company represents and warrants to, and agrees with, each of the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners and the International Underwriters, as of the date of this Agreement, the Time of Sale and at each Time of Delivery (as defined in Section 2(a)), the terms set forth in Schedule II. The Company acknowledges that each of the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators and the International Underwriters is entering into this Agreement in reliance upon the representations and warranties of the Company. Each Warranty shall be construed separately and independently and shall not be limited or restricted by reference to or inference from the terms of any other of the Warranties or any other term of this Agreement.

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In addition, any certificate signed by any officer or director of the Company or of any of the other members of the Group and delivered to the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners or the International Underwriters or any counsel for the International Underwriters in connection with the International Offering shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Joint Sponsor, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners and the International Underwriters.

4. Certain Covenants of the Company

The Company agrees with each of the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners and the International Underwriters that:

(a) The Company will file the Final International Prospectus with the SEC within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will furnish copies of the Final International Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 5:00 P.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Joint Representatives may reasonably request.

(b) The Company will deliver, without charge, (i) to each of the Joint Representatives, two copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Final International Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Joint Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the after the Listing Date as in the opinion of counsel for the Underwriters a prospectus relating to the Offer Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Offer Shares by any Underwriter or dealer.

(c) Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus and before filing any amendment or supplement to the Registration Statement, the Disclosure Package or the Final International Prospectus, the Company will furnish to the Joint Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Joint Representatives reasonably object.

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(d) The Company will advise the Joint Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Disclosure Package, the Final International Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or any amendment to the Final International Prospectus has been filed or distributed; (iv) of any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Final International Prospectus or the receipt of any comments from the SEC relating to the Registration Statement or any other request by the SEC for any additional information, including any request for information consulting by Tester-the-Waters Communication; (v) of the issuance by the SEC or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary International Prospectus, the Disclosure Package, the Final International Prospectus or any Written Testing-the-Waters Communication or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Final International Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Final International Prospectus, the Disclosure Package, any such Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement preventing or suspending the use of any Preliminary International Prospectus, the Disclosure Package, the Final International Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Final International Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Final International Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Final International Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the SEC and furnish, at its own expense, to the Underwriters and to such dealers as the Joint Representatives may designate such amendments or supplements to the Final International Prospectus as may be necessary so that the statements in the Final International Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Final International Prospectus is delivered to a purchaser, be misleading or so that the Final International Prospectus will comply with law; and (2) if at any time prior to any Time of Delivery (i) any event or development shall occur or condition shall exist as a result of which the Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Disclosure Package to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the SEC (to the extent required) and furnish, at its own expense, to the Underwriters and to such dealers as the Joint Representatives may designate, such amendments or supplements to the Disclosure Package as may be necessary so that the statements in the Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Disclosure Package is delivered to a purchaser, be misleading or so that the Disclosure Package will comply with law; and (3) if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Disclosure Package or the Final International Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Joint Representatives and, if requested by the Joint Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission. Neither the Joint Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

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(f) The Company will qualify the Offer Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Joint Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Offer Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) The Company will make generally available to its security holders and the Joint Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h) Upon request of any Underwriter, the Company will furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the offering of the Shares.

(i) The Company will use its best efforts to comply in all material respects with applicable rules and regulations of the State Administration of Foreign Exchange of the PRC (the “SAFE Rules and Regulations,” and will use commercially reasonable efforts to cause its shareholders named in the Company’s share register and holders of restricted share units (the “RSUs”) that are, or that are directly or indirectly owned or controlled by, PRC residents or PRC citizens, to comply in all material respects with the SAFE Rules and Regulations applicable to them in connection with the Company, including without limitation, requesting each shareholder named in the Company’s share register and holders of RSUs, that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

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(j) (i) The Company will not attempt to avoid any judgment in connection with this Agreement obtained by it, applied to it, or denied to it in a court of competent jurisdiction outside the Cayman Islands; (ii) following the consummation of the Global Offering, it will use its reasonable efforts to obtain and maintain all approvals required, if any, in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Offer Shares; and (iii) it will use its reasonable efforts to obtain and maintain all approvals required, if any, in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(k) The Company agrees not to, at any time at or after the execution of this Agreement, directly or indirectly, offer or sell any ordinary shares of the Company or ADSs by means of any “prospectus” (within the meaning of the Securities Act), or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Offer Shares or the Shares, in each case other than the Final International Prospectus.

(l) Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Disclosure Package or the Final International Prospectus, the Company will furnish to the Joint Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Joint Representatives reasonably object.

(m) The Company will apply the net proceeds from the sale of the Shares by the Company as described in each of the Registration Statement, the Disclosure Package and the Final International Prospectus under the heading “Use of Proceeds.” The Company will not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner (i) as would require the Company or any other member of the Group to register as an investment company under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder (collectively, the “Investment Company Act”), or (ii) that would result in the Company being not in compliance with any applicable SAFE Rules and Regulations in all material respects.

(n) So long as the Shares are outstanding, the Company will furnish to the Joint Representatives, as soon as they are available, copies of all reports, any definitive proxy or information statements or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the SEC or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Joint Representatives to the extent they are filed on the SEC’s Electronic Data Gathering, Analysis, and Retrieval system.

(o) The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the SEC in accordance with Rule 433 under the Securities Act.

(p) The Company will file with the SEC such reports as may be required by Rule 463 under the Securities Act.

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(q) The Company will promptly notify the Joint Representatives if the Company ceases to be an “emerging growth company,” as defined in Section 2(a) of the Securities Act (“Emerging Growth Company”) or a “foreign private issuer” as defined in Rule 405 under the Securities Act and Rule 3b-4 under the Exchange Act (“Foreign Private Issuer”) at any time prior to the later of (i) completion of the distribution of Shares within the meaning of the Securities Act and (ii) completion of the six-month restricted period following the Listing Date as set forth in Section 4(y).

(r) The Company will furnish such information and otherwise to cooperate or take such action as may be required by the Joint Representatives to qualify the Offer Shares for offering and sale under the securities Laws of such jurisdictions as the Joint Representatives may designate and to maintain such qualifications in effect and comply with such Laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Offer Shares, provided, however, that the Company shall not be required to qualify as a foreign corporation in any jurisdiction in which it is not qualified or to file any general consent to service of process (except service of process with respect to the offering and sale of the Offer Shares); and to promptly advise the Joint Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offer Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(s) The Company will comply with the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (as may be amended from time to time) and the listing decisions, guidelines and other requirements of the SEHK (collectively the “Listing Rules”) or any other applicable Law to announce and disseminate to the public under certain circumstances, information affecting any forecast financial information contained in each of the Hong Kong Prospectus, the Registration Statement, the Disclosure Package and the Final International Prospectus and information so required to be announced and disseminated to the public; provided, however, that no such announcement shall be issued by the Company without having been submitted to the Joint Representatives and the Joint Sponsors for their review not less than three business days prior to such issuance, or such lesser period of time as is necessary for the Company to avoid violation of any law or regulation applicable to it.

(t) The Company will maintain accounting and management systems that are relevant to the obligations of the Company and its directors to comply with the Listing Rules and other legal and regulatory requirements, in particular the financial reporting, disclosure of inside information and notifiable and connected transaction requirements; and make a proper assessment of the financial position and prospects of the Company and its subsidiaries, both before and after listing on the SEHK.

(u) For so long as the Shares are outstanding, the Company will file with the SEHK, the SFC, the SEC and any other relevant Authority in Hong Kong and any other applicable jurisdictions, such relevant reports, documents, agreements and other information which may from time to time be required by applicable Laws to be so filed because the Shares are outstanding.

(v) The Company will not, and will not cause any of the other members of the Group or any of its or their respective promoters, supervisors, directors, officers, employees, affiliates, agents or any person acting on its behalf or on behalf of any of the foregoing persons to, use, directly or indirectly, the proceeds from the sale of the Offer Shares for any purpose or activity that would cause any individual or entity, including, without limitation, the Hong Kong Underwriters and the International Underwriters and their respective Affiliates, to be in violation of any of the sanctions Laws and regulations.

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(w) Except for (i) the issue, offer or sale of the Offer Shares by the Company pursuant to the Global Offering (including pursuant to any exercise of the Over-allotment Option) or (ii) the grant of restricted share units pursuant to the 2019 Equity Incentive Plan and the issue and delivery of the Class A ordinary shares for satisfying the restricted share units by the Company or (iii) the issue of Class A ordinary shares to be converted from the Class B ordinary shares and Class C ordinary shares on the Listing Date (as defined in the Hong Kong Underwriting Agreement) or (iv) any capitalization issue, capital reduction or consolidation or sub-division of shares, or (v) registration and issuance of ADSs and ADRs without enlarging our issued and outstanding share capital as at the date of this Agreement, the Company will not, without the prior written consent of the Joint Sponsors and the Joint Representatives (for themselves only) and unless in compliance with the Listing Rules, at any time during the period commencing on the date hereof and ending on the date falling six months after the Listing Date (the “First Six-Month Period”):

(A) offer, allot, issue, sell, accept subscription for, contract or agree to allot, issue or sell, grant or sell any option, warrant, right or contract to purchase, purchase any option or contract to sell, grant or agree to grant any option, right or warrant to purchase or subscribe for, or otherwise transfer or dispose of, or agree to transfer or dispose of, either directly or indirectly, conditionally or unconditionally, any legal or beneficial interest in any Class A ordinary shares or other securities of the Company, or any interests in any of the foregoing (including, but not limited to, any securities that are convertible into or exercisable or exchangeable for, or that represent the right to receive, or any warrants or other rights to purchase, any Shares or other securities of the Company);

(B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of subscription or ownership (legal or beneficial) of any Shares or other securities of the Company, or any interest therein (including, without limitation, any securities of which are convertible into or exchangeable or exercisable for, or represent the right to receive, or any warrants or other rights to purchase, any Shares or other securities of the Company);

(C) enter into any transaction with the same economic effect as any transaction described in clause (A) or (B) above; or

(D) offer to or contract to or agree to announce, or publicly disclose that the Company will or may enter into any such transaction described in clause (A), (B) or (C) above,

in each case, whether any such transaction described in clause (A), (B) or (C) above is to be settled by delivery of the Shares or other securities of the Company, in cash or otherwise (whether or not the issue of such Shares or other securities of the Company will be completed within the First Six-Month Period). For the avoidance of doubt, clause (A) above shall not apply to any issue of debt securities by the Company which are not convertible into equity securities of the Company or of any other member of the Group or any transfer or sales of existing Shares registered on any Register of Members of the Company as of the date of this Agreement.

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(x) Until the Joint Representatives have notified the Company that the distribution of the International Offer Shares is complete, the Company will not, and will not cause any of the other members of the Group or any of its or their respective promoters, supervisors, directors, officers, employees, affiliates, agents or any persons acting on its behalf or on behalf of any of foregoing persons (except the Joint Representatives and the International Underwriters, as to whom no such representation, warranty or agreement is given) to, either alone or with one or more other persons, do or engage in, directly or indirectly, any act or course of conduct (A) which creates a false or misleading impression as to the market in or the value of the Shares and any associated securities, or (B) the purpose of which is to create actual, or apparent, active trading in or to raise the price of the Shares; provided, however, that nothing in clauses (A) and (B) above will prevent the Stabilizing Manager from engaging in transactions to stabilize the market price of the Offer Shares to the extent permitted by Law.

(y) The Company will not, and will not cause any of the other members of the Group or any of its or their respective promoters, supervisors, directors, officers, employees, affiliates, agents or any person acting on its behalf or on behalf of any of foregoing persons to, (A) take or facilitate, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of any securities of the Company or otherwise, (B) take, directly or indirectly, any action which would constitute a violation of the market misconduct provisions of Parts XIII and XIV of the Securities and Futures Ordinance, or (C) take or omit to take, directly or indirectly, any action which may result in the loss by any of the International Underwriters, the Joint Representatives or any person acting for them as Stabilizing Manager of the ability to rely on any stabilization safe harbor provided by the Securities and Futures (Price Stabilizing) Rules under the Securities and Futures Ordinance or otherwise.

(z) The Company will maintain (A) accurate books and records and a system of internal accounting controls and (B) policies and procedures designed to ensure compliance with the U.S. Corrupt Practices Act of 1977, as amended (the “FCPA”), and the United Kingdom Bribery Act of 2010 as well as the anti-corruption laws of Hong Kong, Samoa, Cayman Islands, the PRC and any other Relevant Jurisdictions (as defined below).

(aa) Prior to the completion of the Global Offering as notified by the Joint Representatives, without prior approval by the Joint Representatives (such approval not to be unreasonably withheld), the Company will not, and will not procure or permit any of the other members of the Group to, (A) enter into or assume or otherwise agree to be bound by any contract or agreement, (B) incur, assume or acquire or otherwise agree to become subject to any liability, (C) acquire or dispose of or agree to acquire or dispose of any business or asset, which in each case would, or could reasonably be expected to, materially and adversely affect the Global Offering or result in a Material Adverse Change. As used herein, “Material Adverse Change” means a material adverse change, or any development involving a prospective material adverse change, in or affecting the assets, liabilities, business, general affairs, management, prospects, shareholders’ equity, profits, losses, results of operations, position or condition, financial or otherwise, or performance of the Group, taken as a whole.

(bb) The Company will use its best efforts to have the Shares approved for listing on the SEHK by the First Time of Delivery and maintain such listing on the SEHK for at least one year following the Listing Date except following a withdrawal of such listing which has been approved by the relevant shareholders of the Company in accordance with the Listing Rules or following an offer (within the meaning of the Hong Kong Codes on Takeovers and Mergers and Share Buy-backs) for the Company becoming unconditional.

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(cc) The Company will perform all things required to be done and performed under this Agreement by it prior to or after each Time of Delivery and to procure the fulfilment of all conditions precedent on its part to the delivery of the International Offer Shares as set forth herein.

(dd) The Company will indemnify and hold the International Underwriters, the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators and their respective Affiliates harmless against any documentary, stamp or similar issuance or transfer Taxes and any transaction levies, commissions or brokerage charges, including, without limitation, any interest and penalties, payable in Hong Kong, Cayman Islands, the PRC, the U.S., the European Union (or any member thereof) and any other relevant jurisdictions which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the Offer Shares as contemplated in each of the Disclosure Package and the Final Offering Circular and the execution and delivery of this Agreement, and, in particular, to indemnify and hold the International Underwriters, the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators and their respective Affiliates harmless against the Trading Fee and Transaction Levy, if any, which may be required to be paid in connection with the offer and sale of the Offer Shares and the listing of the Shares on the SEHK (except where such International Underwriters purchase Offer Shares for their investment accounts).

(ee) The Company will ensure that any material issues identified and as disclosed in any internal control report prepared by the Shenzhen Qianhai PwC Commerce Consulting Co., Ltd (the “Internal Control Consultant”) have been, are being or will promptly be rectified or improved to a sufficient standard or level for the operation and maintenance of efficient systems of internal accounting and financial reporting controls and disclosure and corporate governance controls and procedures that are effective to perform the functions for which they were established and to allow compliance by the Company and its board of directors with all applicable Laws, and, without prejudice to the generality of the foregoing, to such standard or level recommended or suggested by the Internal Control Consultant in its internal control report.

(ff) The Company will procure, subject to any waiver granted by the SEHK, that no connected person (as defined in the Listing Rules) of the Company will itself (or through a company controlled by it), apply to purchase Hong Kong Offer Shares either in its own name or through nominees unless permitted to do so under the Listing Rules, and if the Company shall become aware of any application or indication of interest for Hong Kong Offer Shares by any connected person, controlled company or nominee, the Company will notify the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners and the Joint Lead Managers;

5. Expenses

(a) The Company covenants and agrees with each of the Joint Sponsors, the Joint Representatives, Joint Global Coordinators, the Joint Bookrunners and the International Underwriters to pay or cause to be paid all costs, expenses, fees, charges and Taxes in connection with or incidental to the Global Offering (whether or not the Global Offering is consummated), the listing of the Shares on the SEHK and this Agreement and the transactions contemplated thereby or hereby, including without limitation the following, and in each case, subject to the terms of agreements entered into between the Company and the relevant parties with respect to the following:

(i)	fees, disbursements and expenses of the Reporting Accountants;

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(ii)	fees, disbursements and expenses of the Hong Kong Share Registrar and the HK eIPO White Form Service Provider;

(iii)	fees, disbursements and expenses of all legal advisers to the Company and the fees and expenses of all legal advisers to the Underwriters;

(iv)	fees, disbursements and expenses of the Industry Consultant;

(v)	fees, disbursements and expenses of the Internal Control Consultant;

(vi)	fees, disbursements and expenses of any public relations consultant;

(vii)	fees, disbursements and expenses of any translators;

(viii)	fees, disbursements and expenses of the Receiving Bank and the Nominee;

(ix)	fees, disbursements and expenses of other agents and advisers of the Company relating to the Global Offering;

(x)

fees, disbursements and expenses related to the application for listing of the Offer Shares on the SEHK, the filing or registration of any documents with any relevant Authority (including the Registrar of Companies in Hong Kong) and the qualification of the Offer Shares in any jurisdiction;

(xi)

all cost and expenses for roadshow (including but not limited to pre-deal or non-deal roadshow or investor education or net roadshow), presentations or meetings undertaken in connection with the marketing of the offering and sale of the Offer Shares to prospective investors incurred by the Company;

(xii)

all printing and advertising costs (including all fees and expenses of the financial printer retained for the Global Offering), provided that the prior written consent of the Company has been obtained for such printing and advertising;

(xiii)

all costs of preparing, printing, dispatch, filing and distribution of the Offering Documents in all relevant jurisdictions, and all amendments and supplements thereto, which, for the avoidance of doubt, include all costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary International Prospectus, any Issuer Free Writing Prospectus, any Disclosure Package and the International Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof incurred by the Company;

(xiv)	all costs of preparing, printing, dispatch and distribution (including transportation, packaging and insurance) of share certificates, letters of regret and refund cheques;

(xv)

the Trading Fee and the Transaction Levy payable by the Company, and all capital duty (if any), stamp duty (if any), premium duty (if any) and any other fees, charges, expenses, Taxes and levies payable, in respect of the creation, issue, allotment, sale and delivery of the Offer Shares pursuant to the Global Offering;

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(xvi)

fees and expenses relating to the registration of the Hong Kong Public Offering Documents and any amendments and supplements thereto with any Authority, including, without limitation, the Registrar of Companies in Hong Kong;

(xvii)	all costs and expenses related to the preparation and launching of the Global Offering incurred by the Company;

(xviii)	fees and expenses related to company searches, litigation searches, bankruptcy and insolvency searches and directorship searches in connection with the Global Offering;

(xix)	all CCASS transaction fees payable in connection with the Global Offering;

(xx)

all expenses and application fees incurred in connection with any filing with, and clearance of the offering by Financial Industry Regulatory Authority, Inc. (“FINRA”), and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Offer Shares; and

(xxi)	all expenses and application fees related to the supplemental listing of the Offer Shares on the New York Stock Exchange.

The International Underwriters shall be responsible for their own respective expenses and disbursements without prejudice to the above.

(b) The International Underwriters agree to reimburse the Company for the expenses, fees, and charges paid or payable by the Company pursuant to Section 5(a) hereof up to HK$[•]. The amount of any such payment attributable to any International Underwriter shall be in proportion to such International Underwriters’ underwriting commitment as set forth in Schedule I-B hereto.

6. Certain Agreements of the International Underwriters.

Each International Underwriter represents and agrees that, without the prior consent of the Company and the Joint Representatives, it has not made and will not make any offer relating to the Offer Shares that would constitute a free writing prospectus required to be filed with the SEC; any such free writing prospectus the use of which has been consented to by the Company and the Joint Representatives is listed on Schedule III hereto;

7. Conditions of the International Underwriters’ Obligations

The several obligations of the International Underwriters hereunder are subject to all the respective representations and warranties and other statements herein on the part of the Company being true and accurate and not misleading at and as of the Time of Sale, the date of the Final International Prospectus, the date of any amendment or supplement to the Disclosure Package or the Final International Prospectus subsequent to the Time of Sale, the First Time of Delivery and, if applicable, each Additional Time of Delivery; to the performance by the Company of all its obligations hereunder; and to the following additional conditions precedent; provided, however, that the Joint Representatives may, in their sole and absolute discretion, waive or modify (with or without condition(s) attached) any condition precedent set forth in this Section 7:

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(a) (i) neither the Company nor any of its subsidiaries shall have sustained since December 31, 2020 any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement and the Final International Prospectus, and (ii) since December 31, 2020 there shall not have been any change in the share capital, short or long-term debt of the Company or any of its subsidiaries (other than as a result of the exercise of any outstanding share options or warrants described in or issued pursuant to the Company’s 2019 Equity Incentive Plan described in the Final International Prospectus, the award of share options pursuant to the Company’s 2019 Equity Incentive Plan described in the Final International Prospectus, or the repurchase of capital shares (subject to appropriate adjustment for share splits, share dividends, combinations and the like following the date of this Agreement) in connection with any early exercise of share options that were issued pursuant to the Company’s 2019 Equity Incentive Plan described in the Final International Prospectus by option holder employees in connection with such employees’ termination of service to the Company, or conversion of class C ordinary shares of the Company to class A ordinary shares), or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the 2019 Equity Incentive Plan, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Joint Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the Global Offering;

(b) The Final International Prospectus shall have been filed with the SEC pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; all materials required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the SEC within the applicable time period prescribed for such filing by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC and no notice of objection of the SEC to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received; no stop order suspending or preventing the use of the Preliminary International Prospectus, Final International Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the SEC; and all requests for additional information on the part of the SEC shall have been complied with to the reasonable satisfaction of the Joint Representatives;

(c) the Company shall at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, have delivered to the Joint Representatives a certificate of an executive Director, dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative, and in the form set forth in Exhibit A;

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(d) the Company shall, at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, have delivered to the Joint Representatives a certificate of its Vice President of Finance and Accounting, dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative, and in the form set forth in Exhibit B, which certificate shall cover specified financial, operational and business data contained in each of the Hong Kong Prospectus, the Preliminary International Prospectus and the Final International Prospectus that are not comforted by the Reporting Accountants;

(e) the Company shall, at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, have delivered to the Joint Representatives a certificate of its joint company secretary, dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative, and in the form set forth in Exhibit C;

(f) the Company shall have furnished to the Joint Representatives, at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion and a Rule 10b-5 disclosure letter of Sullivan & Cromwell (Hong Kong) LLP, counsel for the Company as to U.S. Laws, addressed to the Joint Sponsors, the Joint Representatives and Underwriters, and in form and substance satisfactory to the Joint Representatives, dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative;

(g) the Company shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion of Sullivan & Cromwell (Hong Kong) LLP, counsel for the Company as to Hong Kong Laws, addressed to the Joint Sponsors, the Joint Representatives and the Underwriters and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative, and in form and substance satisfactory to the Joint Representatives;

(h) the Company shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion of Fangda Partners, counsel for the Company as to PRC Laws, addressed to the Company and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative, and in form and substance satisfactory to the Joint Representatives;

(i) the Company shall have furnished to the Joint Representatives at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion of Harney Westwood & Riegels, counsel for the Company as to Cayman Islands Laws, addressed to the Joint Sponsors, the Joint Representatives and the Underwriters and dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, with executed originals for each Joint Representative, and in form and substance satisfactory to the Joint Representatives;

(j) the Joint Representatives shall each have received at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion and a Rule 10b-5 disclosure letter of Freshfields Bruckhaus Deringer, counsel for the International Underwriters as to U.S. Laws, dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, and in form and substance satisfactory to the Joint Representatives;

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(k) the Joint Representatives shall each have received at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion of Freshfields Bruckhaus Deringer, counsel for the International Underwriters as to Hong Kong Laws, dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, and in form and substance satisfactory to the Joint Representatives;

(l) the Joint Representatives shall each have received at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, an opinion of Haiwen & Partners, counsel for the International Underwriters as to PRC Laws, dated the First Time of Delivery or such Additional Time of Delivery, as the case may be, and in form and substance satisfactory to the Joint Representatives;

(m) the Joint Representatives shall each have received from the Reporting Accountants, letters dated, respectively, the date of this Agreement, the First Time of Delivery and, if applicable, each Additional Time of Delivery, and addressed to the Joint Representatives (with executed originals for each Joint Representative), and in form and substance satisfactory to the Joint Representatives, which letters shall cover, without limitation, the various financial disclosures and certain financial information contained in each of the Registration Statement, the Disclosure Package and the Final International Prospectus;

(n) the Joint Representatives shall each have received at the First Time of Delivery and, if applicable, at each Additional Time of Delivery, three certified true copies of decision of the authorized person(s) relating to the Global Offering approving, inter alia, the determination of the Public Offer Price, the International Offer Price and the basis of allocation and the allotment and issue of Offer Shares to the allottees;

(o) no Preliminary International Prospectus, Issuer Free Writing Prospectus or Final International Prospectus or amendment or supplement to the Registration Statement, the Preliminary International Prospectus, Issuer Free Writing Prospectus or Final International Prospectus shall have been filed to which the Joint Representatives shall have reasonably objected in writing;

(p) no person (other than any of the International Underwriters) has withdrawn its consent to the issue of each of the Registration Statement, the Disclosure Package and Final International Prospectus with the inclusion of its reports, letters and legal opinions (as the case may be) and references to its name included in the form and context in which it appears in the Registration Statement, the Disclosure Package and Final International Prospectus;

(q) the Company shall have obtained approval from the SEHK granting the listing of, and permission to deal in, the Shares on the SEHK, and such approval shall not have been revoked;

(r) the Hong Kong Underwriting Agreement shall have been executed by the parties thereto, become unconditional (except with respect to the unconditionality of this Agreement) and not have been terminated or otherwise ceased to have effect, and the Hong Kong Public Offering contemplated by the Hong Kong Underwriting Agreement shall have become unconditional and shall be closing substantially concurrently with the closing contemplated hereunder;

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(s) the representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of each Time of Delivery, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of each Time of Delivery;

(t) FINRA shall have confirmed in writing that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements;

(u) Quack Holding Limited shall have entered into the Stock Borrowing Agreement as of the date hereof, and the Stabilizing Manager shall have received executed copies thereof;

(v) subsequent to the respective dates as of which information is given in the Disclosure Package and the Final International Prospectus, the Company shall not have purchased any of its issued share capital, nor declared, paid or otherwise made any dividend or distribution of any kind on its shares of any class, nor transferred or distributed any cash or other assets to any third party or affiliate;

(w) arrangements satisfactory to the Joint Representatives shall have been made for the payment and reimbursement out of the proceeds of the Global Offering to the Joint Representatives and the International Underwriters of all commissions, fees and expenses contemplated to be paid or reimbursed by the Company to the Joint Representatives and the International Underwriters hereunder; and

(x) prior to the First Time of Delivery and, if applicable, each Additional Time of Delivery, the Company shall have furnished to the Joint Representatives such further information, certificates and documents as the Joint Representatives may reasonably request with prior notice to the Company.

8. Effective Date of Agreement; Termination.

(a) This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

(b) This Agreement shall terminate without further act or deed if any of the conditions precedent to the obligations of the Joint Representatives, Joint Global Coordinators and the International Underwriters hereunder, as set forth in Section 7, shall not have been satisfied when and as required by this Agreement to be satisfied (unless otherwise waived or modified by the Joint Representatives).

(c) The Joint Sponsors and the Joint Representatives (for themselves and on behalf of the International Underwriters), in their absolute discretion, shall have the right by giving a written notice to the Company to terminate this Agreement with immediate effect if any of the following events shall occur prior to 8:00 a.m. on the Listing Date:

(A) there shall develop, occur, exist or come into force:

(1)

any event, or series of events, in the nature of force majeure (including, without limitation, any acts of government, declaration of a national, regional or international emergency or war, calamity, crisis, epidemic, pandemic, large scale outbreaks, escalation or aggravation of diseases (including, without limitation, COVID-19, Severe Acute Respiratory Syndrome (SARS), swine or avian flu, H5N1, H1N1, H7N9, and such related/mutated forms), economic sanctions, strikes, labor disputes, lock-outs, fire, explosion, flooding, earthquake, civil commotion, riots, public disorder, acts of war, outbreak or escalation of hostilities (whether or not war is declared), acts of God, acts of terrorism (whether or not responsibility has been claimed), in or affecting the Hong Kong, the PRC, the Cayman Islands, the United States, the United Kingdom, the European Union (or any member thereof) (each a “Relevant Jurisdiction” and collectively, the “Relevant Jurisdictions”);

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(2)

any material change in short or long term debt of the Company or any of its subsidiaries, or any development involving a prospective change, in or affecting the general affairs, management, financial, position, shareholder’s equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Hong Kong Prospectus;

(3)

trading generally shall have been suspended or materially limited on or by any of the SEHK, the New York Stock Exchange, the NASDAQ Global Market, the Shanghai Stock Exchange or the Shenzhen Stock Exchange;

(4)	a suspension or material limitation in trading of the Company’s securities on the New York Stock Exchange;

(5)

a general moratorium on commercial banking activities shall have been declared by United States federal, or New York State, Cayman Islands, the British Virgin Islands, Hong Kong or PRC authorities or any major disruption of settlements of securities, payment or clearance services in any of the Relevant Jurisdictions;

(6)	any change or development involving a prospective change in or affecting Taxation affecting the Company, any of its subsidiaries, or the Shares or transfer thereof;

(7)	the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any Authority materially affecting the business or operations of the Company or its subsidiaries;

(8)

any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, or any change in any of the Relevant Jurisdictions or international financial, political or economic conditions or exchange controls;

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(9)

any litigation, proceedings, investigations, process for administrative sanctions or other actions initiated by any Authority before any Authority, in each case with due authority, against or involving any party hereto, in the PRC or elsewhere, that seeks to declare non-compliance, unlawful or illegal, under PRC laws, rules and regulations, the issuance and sales of the Shares, the listing and trading of the Class A ordinary shares on the Main Board of the SEHK and this Agreement and the transactions contemplated thereby or hereby;

(10)

the enactment, publication, decree or other promulgation of any new statute, regulation, rule, order or any change or development involving a prospective change in existing laws or regulations or materially affecting the business or operations of the Company or member of the Group or any change or development involving a prospective change in the interpretation or application thereof by any court or any governmental authority in or affecting any of the Relevant Jurisdictions;

(11)

any change or development involving a prospective change or amendment in or affecting, currency exchange rates or foreign investment regulations (including, without limitation, a material devaluation of the Hong Kong dollar or RMB against any foreign currencies, a change in the system under which the value of the Hong Kong dollar is linked to that of the United States dollar or RMB is linked to any foreign currency or currencies), in any of the Relevant Jurisdictions or adversely affecting an investment in the Offer Shares;

(12)

other than with the prior written consent of the Joint Representatives, the issue or requirement to issue by the Company of a supplement or amendment to the Hong Kong Prospectus, any Application Form or other documents in connection with the offer and sale of the Offer Shares pursuant to the Companies (Winding Up and Miscellaneous Provisions) Ordinance or the Listing Rules or upon any requirement or request of the SEHK and/or the SFC;

(13)	the chief executive officer or any executive director vacating his office other than as set forth in the Hong Kong Prospectus;

(14)	any Director being charged with an indictable offence or prohibited by operation of Law or otherwise disqualified from taking directorship position of a company;

(15)	a valid demand by creditors for repayment of any material indebtedness of any member of the Group or in respect of which any member of the Group is liable prior to its stated maturity;

(16)

an order or petition for the winding up or liquidation of any member of the Group or any composition or arrangement made by any member of the Group with its creditors or a scheme of arrangement entered into by any member of the Group or any resolution for the winding-up of any member of the Group or the appointment of a provisional liquidator, receiver or manager over all or part of the assets or undertaking of any member of the Group or anything analogous thereto occurring in respect of any member of the Group;

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(17)	any litigation, legal action or claim or regulatory investigation or action being instigated against any member of the Group or any of their respective directors;

(18)	any contravention by any member of the Group or any of the Directors of any applicable laws and regulations or the Listing Rules; or

(19)

any non-compliance of the Offering Documents (or any other documents used in connection with the contemplated subscription and sale of the Offer Shares) or any aspect of the Global Offering with the Listing Rules or any other applicable laws and regulations; or

which, individually or in the aggregate, in the sole opinion of the Joint Representatives (for themselves and on behalf of the International Underwriters):

(a)	has or will or is likely to have a Material Adverse Change;

(b)

makes or will make or is likely to make it inadvisable or impracticable or incapable for the Hong Kong Public Offering and/or the International Offering to proceed or to market the Global Offering or the delivery or distribution of the Offer Shares on the terms and in the manner contemplated by the Offering Documents (as defined below); or

(c)

has or will or is likely to have the effect of making any material part of this Agreement (including underwriting) incapable of performance in accordance with its terms or preventing or delaying the processing of applications and/or payments pursuant to the Global Offering or pursuant to the underwriting thereof; or

(B) there has come to the notice of the Joint Sponsors and the Joint Representatives:

(a)

any statement contained in the Offering Documents, announcements published on the website of the SEHK, the PHIP, and any notices, press release, investor communication materials, roadshow materials or other documents relating to or connected with the Global Offering which have been authorized by the Company, and any amendments or supplements thereto that have been authorized by the Company (in each case, whether or not approved by the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the Joint Lead Managers, the Underwriters or any of them) but excluding factual information solely relating to the Underwriters, it being understood that such information consists of only their names, logos and addresses) (collectively, the “Offer Related Documents”) was, when it was issued, or has become, untrue, incorrect, inaccurate or incomplete in any material respects or misleading or deceptive, in light of circumstances under which it was made;

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(b)

any matter has arisen or has been discovered which would, had it arisen or been discovered immediately before the date of the Hong Kong Prospectus, constitute a material omission from any of the Offer Related Documents;

(c)

there is a breach of, or any event or circumstance rendering untrue, incorrect, incomplete or misleading in any respect, any of the Warranties given by the Company in the Hong Kong Underwriting Agreement (including any supplement or amendment thereto);

(d)	there is a material breach of any of the obligations imposed upon the Company under the Hong Kong Underwriting Agreement;

(e)	there is an event, act or omission which gives or is likely to give rise to any liability of the Company pursuant to the indemnities given by any of them under the Hong Kong Underwriting Agreement;

(f)	there is any Material Adverse Change, or development involving a prospective Material Adverse Change;

(g)

the approval of the Listing Committee of the listing of, and permission to deal in, (i) the Shares in issue and to be issued pursuant to the Global Offering (including pursuant to any exercise of the Over-Allotment Option), (ii) the Shares to be converted upon the completion of the Global Offering, and may be converted, from Class B ordinary shares, or (iii) the Shares to be converted from Class C ordinary shares upon the completion of the Global Offering is refused or not granted, other than subject to customary conditions, on or before the date of the Listing, or if granted, the approval is subsequently withdrawn, qualified (other than by customary conditions) or withheld in writing;

(h)

any person (other than any of the Joint Sponsors) has withdrawn its consent to the issue of the Hong Kong Prospectus with the inclusion of its reports, letters and/or legal opinions (as the case may be) and references to its name included in the form and context in which it respectively appears;

(i)	the Company withdraws the Hong Kong Prospectus (and/or any other documents issued or used in connection with the Global Offering) or the Global Offering; or

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(j)	there is a prohibition on the Company for whatever reason from offering, allotting, issuing or selling any of the Offer Shares pursuant to the terms of the Global Offering.

9. Increase in International Underwriters’ Commitments

(a) Subject to Sections 7 and 8, if any International Underwriter shall default in its obligation to take up and pay for all or a portion of the International Offer Shares to be purchased by it hereunder (other than for a failure of a condition precedent set forth in Section 7 or a reason sufficient to justify the termination of this Agreement under Section 8(c)) (such International Offer Shares, the “Defaulted Shares”) and if the total number of Defaulted Shares does not exceed 10% of the total number of International Offer Shares which all International Underwriters agreed to purchase hereunder, the non-defaulting International Underwriters (including International Underwriters substituted pursuant to Section 9(c) below) shall take up and pay for (in addition to the aggregate number of International Offer Shares they are obligated to purchase pursuant to Section 1) the number of Firm Shares agreed to be purchased by all such defaulting International Underwriters, as hereinafter provided. Such International Offer Shares shall be taken up and paid for by such non-defaulting International Underwriters in such amount or amounts as the Joint Representatives may designate with the consent of each non-defaulting International Underwriter so designated or, in the event no such designation is made, such International Offer Shares shall be taken up and paid for by all non-defaulting International Underwriters pro rata in proportion to the aggregate number of Firm Shares set forth opposite the names of such non-defaulting International Underwriters in Schedule I-B.

(b) If the aggregate number of Defaulted Shares exceeds 10% of the total number of International Offer Shares which all International Underwriters agreed to purchase hereunder, the non-defaulting International Underwriters (including International Underwriters substituted pursuant to Section 9(c) below) shall have the option, but shall not be obligated, to take up and pay for the Defaulted Shares.

(c) The Joint Representatives may, in their sole and absolute discretion, or the company may, with the prior written approval of the Joint Representatives, select a party or parties as a new International Underwriter or International Underwriters in substitution for a defaulting International Underwriter or International Underwriters.

Without relieving any defaulting International Underwriter from its obligations hereunder, the Company agrees with the non-defaulting International Underwriters that it will not sell any International Offer Shares hereunder unless all of the International Offer Shares are purchased by the International Underwriters (including International Underwriters substituted pursuant to the foregoing paragraph).

If a substitution of a new International Underwriter or International Underwriters is made in the manner set forth above, the Company or the International Underwriters shall have the right to postpone the First Time of Delivery for a period not exceeding seven business days in order that any changes that the Joint Representatives consider necessary to be made to the Disclosure Package and the Final International Prospectus and other documents and arrangements may be effected, and the Company agrees to make promptly any such changes.

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The term “International Underwriter” as used in this Agreement shall refer to and include any International Underwriter substituted under this Section 9 with like effect as if such substituted International Underwriter had originally been named in Schedule I-B.

(d) If neither the non-defaulting International Underwriters nor the Company shall make arrangements in accordance with Section 9(a) or 9(b), as the case may be, within the period of seven business days stated above for the purchase of all the Defaulted Shares, this Agreement shall terminate without further act or deed and without any obligation or liability on the part of the Company hereunder (except as provided in Sections 4(ff), 5 and 10) and without any obligation or liability on the part of any non-defaulting International Underwriter to the Company (except as provided in Section 10) or to any other International Underwriter hereunder. Nothing in this Section 9, and no action taken hereunder, shall relieve any defaulting International Underwriter from liability in respect of any default of such International Underwriter under this Agreement.

10. Indemnity

(a) The Company will indemnify, defend and hold harmless the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the International Underwriters and their respective Affiliates and the respective directors, officers, employees and representatives of any foregoing persons, any person who controls any such Joint Sponsor, Joint Representatives, Joint Global Coordinator, International Underwriters or any of their Affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the successors and assigns of all of the foregoing persons, (each, a “Company Indemnified Party”), from and against any and all losses, claims, liabilities, damages, payments, costs, charges, expenses, and Taxes (collectively, “Losses”), joint or several, to which such Company Indemnified Party may become subject, under the Securities Act, the Exchange Act, other U.S. federal or state statutory law or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Final International Prospectus (or any amendment or supplement thereto), any Preliminary International Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), any Testing-the-Waters Communications or any Disclosure Package (including any Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each such Company Indemnified Party for any legal or other expenses incurred by such party in connection with investigating or defending any such action or claim as such expenses are incurred.

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(b) Each International Underwriter, severally (but not jointly or jointly and severally), agrees to indemnify, defend and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), from and against any Loss which any of the Underwriter Indemnified Parties may incur under the Securities Act, the Exchange Act, other U.S. federal or state statutory law or otherwise, insofar as such Loss arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Disclosure Package, the Final International Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or any road show made in reliance upon, and in conformity with, information concerning such International Underwriter furnished in writing by or on behalf of such International Underwriter through the Joint Representatives to the Company expressly and specifically for use in the Registration Statement, the Disclosure Package or Final International Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement, the Disclosure Package or Final International Prospectus reliance upon, and in conformity with, such information, which material fact was not contained in the Registration Statement, the Disclosure Package and Final International Prospectus and which material fact was necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse each such Underwriter Indemnified Party for any legal or other expenses incurred by such party in connection with investigating or defending any such action or claim as such expenses are incurred. It is understood and agreed that the only such information furnished by any International Underwriter consists of the information set forth in Section 10(g).

(c) If any Proceeding is brought against a person (an “Indemnified Party”) in respect of which indemnity may be sought against the Company or the International Underwriters (as applicable, the “Indemnifying Party”) pursuant to Section 12(a) or (b) above, such Indemnified Party shall, subject to any restrictions imposed by any Law or obligation of confidentiality, promptly notify such Indemnifying Party in writing of the institution of such Proceeding; provided, however, that the omission to so notify such Indemnifying Party shall not relieve such Indemnifying Party from any liability which such Indemnifying Party may have to any Indemnified Party under this Section 10 or otherwise.

The Indemnifying Party may participate at its expense in the defense of such Proceeding including appointing counsel at its expense to act for it in such Proceeding; provided, however, that counsel to the Indemnifying Party shall not (except with the consent of any Indemnified Party or Parties) also be counsel to the Indemnified Party or Parties. Unless such Indemnified Party or Parties consent to counsel to the Indemnifying Party acting as counsel to the Indemnified Party or Parties in such Proceeding, any Indemnified Party or Parties shall have the right to appoint its or their own separate counsel (in addition to local counsel) in such Proceeding; provided, however, that the giving of such consent or the appointment of such separate counsel (in addition to local counsel) shall be determined, as applicable, by the Joint Representatives (in the case of such Indemnified Party or Parties being a Company Indemnified Party, or by the Company (in the case of such Indemnified Party or Parties being the Company), as applicable. The fees and expenses of separate counsel (in addition to local counsel) to the Indemnified Party or Parties shall be borne by the Indemnifying Party and paid as incurred (it being understood, however, that such Indemnifying Party shall not be liable for the fees and expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the Indemnified Party or Parties who is or are parties to such Proceeding or Proceedings).

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The Indemnifying Party shall be liable for any settlement or compromise by the Indemnified Party or Parties of, or any judgment consented to by the Indemnified Party or Parties with respect to, any pending or threatened Proceeding, whether effected with or without the consent of such Indemnifying Party, and agrees to indemnify and hold harmless the Indemnified Party or Parties from and against any Loss by reason of such settlement, or compromise or consent judgment. No Indemnifying Party shall, without the written consent of the Indemnified Party, effect any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened Proceeding in respect of which any Indemnified Party is or could be or could have been a party and indemnity or contribution could be or could have been sought hereunder by such Indemnified Party, unless such settlement, or compromise or consent judgment includes an unconditional release of such Indemnified Party, in form and substance reasonably satisfactory to such Indemnified Party, from all liability on claims that are the subject matter of such Proceeding and does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of such Indemnified Party.

(d) If the indemnification provided for in this Section 10 is unavailable to an Indemnified Party under Section 12(a) or (b) or insufficient to hold an Indemnified Party harmless in respect of any Losses (any action, writ, or proceeding (including any investigation or inquiry by or before any Authority) (or any Proceedings in respect thereof) referred to therein, then each applicable Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, damages, expenses, liabilities or claims (or any Proceedings in respect thereof) (A) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and by the International Underwriters on the other hand, from the International Offering or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of the Company on the one hand, and of the International Underwriters on the other hand, in connection with the statements or omissions which resulted in such Losses (or any Proceedings in respect thereof), as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand, and by the International Underwriters on the other hand, shall be deemed to be in the same respective proportions which the total proceeds from the International Offering (net of the total commissions received by the International Underwriters and their respective Affiliates pursuant to Section 1, but before deducting expenses) received by the Company, and the total commissions received by the International Underwriters and their respective Affiliates pursuant to Section 1, bear to the aggregate International Offer Price of the International Offer Shares. The relative fault of the Company on the one hand, and of the International Underwriters on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or by the International Underwriters on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

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(e) The Company and the International Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the International Underwriters and their respective Affiliates were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in Section 10(d). For the avoidance of doubt, the amount paid or payable by an Indemnified Party as a result of the losses, damages, expenses, liabilities or claims (or the Proceedings in respect thereof) referred to above in Section 10(d) shall include all legal and other expenses incurred by such Indemnified Party in connection with investigating or defending such losses, damages, expenses, liabilities or claims (or such Proceedings in respect thereof). Notwithstanding the provisions of this Section 10, no International Underwriter shall be required to contribute any amount in excess of the amount by which the commission received by such International Underwriter pursuant to Section 1 (exclusive of the Trading Fee and the Transaction Levy) exceeds the amount of any damage that such International Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The International Underwriters’ obligations to contribute pursuant to this Section 10 are several in proportion to their respective purchase obligations and not joint or joint and several. The Company’ obligations to contribute pursuant to this Section 10 will be in addition to any liability that the Company may otherwise have.

(f) The indemnity and contribution provisions contained in this Section 10, expenses provisions contained in Section 5(a) and the covenants, warranties and representations and other statements of the Company contained in, or made by or on behalf of them pursuant to, this Agreement shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Company Indemnified Party, or by or on behalf of the Underwriter Indemnified Party, and the indemnity and contribution provisions contained in this Section 10, expenses provisions contained in Sections 5(b) and tax provision in Section 16 shall survive any termination of this Agreement or the issuance and delivery of and payment for the Offer Shares.

(g) The Company acknowledges and agrees that for the purposes of this Agreement, the only information furnished in writing to the Company by or on behalf of any International Underwriter through the Joint Representatives expressly and specifically for use in the Registration Statement, the Disclosure Package, the Final International Prospectus or any Issuer Free Writing Prospectus is the name, logo and address of such International Underwriter appearing in the Registration Statement, the Disclosure Package, the Final International Prospectus or any Issuer Free Writing Prospectus.

(h) The provisions of the indemnities contained in this Section 10 are not affected by any other terms (except any limitations) set out in this Agreement and do not restrict the rights of the Indemnified Parties to claim damages on any other basis.

11. Repetition of Representations and Warranties

For the purposes of this Agreement, if an amendment or supplement to the Registration Statement, the Disclosure Package or the Final International Prospectus is announced, issued, published, distributed or otherwise made available subsequent to the Time of Sale pursuant to this Agreement or otherwise, the representations and warranties and other statements of the Company contained in, or made by or on behalf of them pursuant to, this Agreement relating to the Registration Statement, the Disclosure Package or the Final International Prospectus shall be deemed to be repeated on the date of such amendment or supplement and when so repeated, such representations and warranties and other statements shall be read and construed with reference to the facts and circumstances then subsisting and subject to the provisions of this Agreement as if the references therein to the Registration Statement, the Disclosure Package or the Final International Prospectus means the Registration Statement, the Disclosure Package or the Final International Prospectus when read together with such amendment or supplement.

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12. Notices

(a) In all dealings hereunder the Joint Representatives shall act on behalf of each of the International Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any International Underwriter made or given by the Joint Representatives .

(b) All notices or other communication delivered hereunder shall be in writing except as otherwise provided in this Agreement and shall be in English.

(c) Any such notice or other communication shall be addressed as provided in this Section 12 and if so addressed, shall be deemed to have been duly given or made as follows:

(A) if sent by email, upon delivery of such email;

(B) if sent by personal delivery, upon delivery at the address of the relevant party;

(C) if sent by post, two business days after the date of posting;

(D) if sent by airmail, five business days after the date of posting;

(E) if sent by facsimile, when dispatched with confirmed receipt as evidenced by the transmission report generated at the end of the transmission of such facsimile by the facsimile machine used for such transmission.

Any notice received or deemed to be received on a day which is not a business day shall be deemed to be received on the next business day.

(d) The relevant email address, address and facsimile number of each of the parties hereto for the purpose of this Agreement, subject to Section 12(f), are as follows:

If to the Company, to:

No. 8 Songgang Road, Changxing Street, Cencun, Tianhe District, Guangzhou, the PRC

Fax	:	+8620 6680 6689
Email	:	fortuneiii@xiaopeng.com
Attention	:	Hongdi Brian Gu / Yeqing Zheng

If to JPM (Far East), to:

28/F, Chater House, 8 Connaught Road Central, Hong Kong

Fax	:	+852 2836 9755
Email	:	FortuneIII_Core@jpmorgan.com
Attention	:	David Lau

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If to JPM (Asia Pacific), to:

28/F, Chater House, 8 Connaught Road Central, Hong Kong

Fax	:	+852 2836 9755
Email	:	FortuneIII_Core@jpmorgan.com
Attention	:	Gregor Feige

If to JPM plc, to:

25 Bank Street Canary Wharf London E14 5JP United Kingdom

Email	:	FortuneIII_Core@jpmorgan.com
Attention	:	Sophie Qian

If to JPM LLC, to:

383 Madison Avenue, New York, New York 10179

Email	:	FortuneIII_Core@jpmorgan.com
Attention	:	Eugene Sohn

If to Merrill Lynch (Asia Pacific) Limited, to:

Level 55, Cheung Kong Center, 2 Queen’s Road, Central, Hong Kong

Fax	:	+852 3009 0861
Email	:	dg.project_fortune_iii@bofa.com
Attention	:	Stella Zhou / Mandy Wang

(e) any notice to an International Underwriter pursuant to Section 12(a) shall be delivered or sent to the email address, address or fascimile number such International Underwriter previously provided to the Joint Representatives, which email address, address or fascimile number will be supplied to the Company by Joint Representatives upon request.

(f) A party may notify the other parties to this Agreement of a change of its relevant email address, address or facsimile number for the purposes of Section 12(d), provided that such notification shall only be effective on:

(A) the date specified in the notification as the date on which the change is to take place; or

(B) if no date is specified or the date specified is less than two business days after the date on which notice is given, the date falling two business days after notice of any such change has been given.

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13. Governing Law; Construction

This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever, and any non-contractual obligations, arising out of or in any way relating to this Agreement or the subject matter of this Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

14. Submission to Jurisdiction; Waiver of Immunity

Any action, proceeding, claim or counterclaim of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, may be commenced, prosecuted or continued in the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York (each a “New York court”), which courts shall have non-exclusive jurisdiction over the adjudication of such matters, and the Company irrevocably consents to the jurisdiction of the New York Courts and personal service, and waives any objection to any New York courts on grounds of inconvenient forum or otherwise, with respect thereto. The Company agrees that any International Underwriter or any Indemnified Party entitled to seek indemnity against the Company hereunder shall have the sole and absolute right to join the Company as a party to any action, proceeding, claim or counterclaim arising out of or relating to this Agreement which is brought in any court by any third party against such International Underwriter or Indemnified Party or to otherwise pursue any claim (whether by way of a claim for an indemnity, contribution or otherwise) against the Company in such action, proceeding, claim or counterclaim. The Company hereby irrevocably consents to personal jurisdiction, service and venue in any court in which any action, proceeding, claim or counterclaim arising out of or relating to this Agreement is brought by any third party against any International Underwriter or any Indemnified Party entitled to seek indemnity against the Company hereunder. Each International Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and Affiliates) irrevocably waives all right to trial by jury in any action, proceeding, claim or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company irrevocably agrees that a final judgment in any such action, proceeding, claim or counterclaim brought in any New York Court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment. The Company irrevocably waives and agrees not to claim (or permit to be claimed on its behalf) any immunity (whether characterized as sovereign immunity, crown immunity, immunity for “acts of state”, or otherwise) from any action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment to or in aid of execution of any judgment, decision, determination, order or award (regardless of whether such attachment is sought prior to or following the entry of judgment, decision, determination, order or award), or from other action, suit or proceeding for the giving of any relief or for the enforcement of any judgment, decision, determination, order or award, to which it or its properties, assets or revenues may otherwise be or become entitled under the laws of any jurisdiction in any action, suit or proceeding brought in any New York Courts or in any other courts, to the broadest extent permitted by the laws of such jurisdiction. The Company has irrevocably appointed Cogency Global Inc. as its agent (the “Authorized Agent”)to accept and acknowledge on its behalf service of any and all process which may be served in any action, suit or proceeding, claim or counterclaim arising out of or relating to this Agreement and commenced, prosecuted or continued in any New York court. The Company represents and warrants that the Authorized Agent has agreed to act as its agent for service of process and agrees to take any and all action, including, without limitation, the filing of any and all documents and instruments that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company, as the case may be.

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15. Judgment Currency Indemnity

In respect of any judgment or order or award given or made for any amount due hereunder to any of the Indemnified Parties (which, for the purpose of this Section, exclude the Company), that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company will indemnify each Indemnified Party against any Loss incurred by such Indemnified Party as a result of any variation as between (A) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (B) the rate of exchange at which such Indemnified Party is able to purchase United States dollars with the amount of the judgment currency actually received by such Indemnified Party. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

16. Taxes

All payments to be made by the Company under this Agreement and the Hong Kong Underwriting Agreement shall be paid free and clear of and without deduction or withholding for or on account of, any and all Taxes. If any Taxes are required by any Law to be deducted or withheld in connection with such payments, the Company will increase the amount paid so that the full amount of such payments as agreed herein or in the Hong Kong Underwriting Agreement is equal to the net amount received by the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the International Underwriters or the Hong Kong Underwriters, as applicable. If a Joint Sponsor, a Joint Representative, a Joint Global Coordinator, a Joint Bookrunner, an International Underwriter or a Hong Kong Underwriter (each a “Taxable Person”) is required by any Authority to pay any Taxes as a result of this Agreement or the Hong Kong Underwriting Agreement (for the avoidance of doubt, other than income taxes that are imposed on their net income), the Company will pay an additional amount to such Taxable Person so that the full amount of such payments as agreed herein or in the Hong Kong Underwriting Agreement to be paid to such Taxable Person is equal to the net amount received by such Taxable Person and will further, if requested by such Taxable Person, use commercially reasonable efforts to give such assistance as such Taxable Person may reasonably request to assist such Taxable Person in discharging its obligations in respect of such Taxes, including by (a) making filings and submissions on such basis and such terms as such Taxable Person reasonably requests, (b) promptly making available to such Taxable Person notices received from any Authority and, (c) subject to the receipt of funds from such Taxable Person, by making payment of such funds on behalf of such Taxable Person to the relevant Authority in settlement of such Taxes. However, no additional amounts shall be paid by the Company with respect to any Taxes (i) imposed by reason of a Taxable Person having some connection with the jurisdiction imposing the tax other than solely as a result of its participation in the Global Offering or (ii) imposed by virtue of a Taxable Person’s failure to comply with any certification, identification or other reporting requirement that such Taxable Person is legally able to comply with, if such compliance is required under applicable Laws as a precondition to relief or exemption from such Taxes.

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17. No Fiduciary Relationship

The Company acknowledges and agrees that the International Underwriters, in their roles as such, are acting solely as underwriters in connection with the purchase and sale of the Offer Shares, the Joint Global Coordinators, in their role as such, are acting solely as global coordinators of the Global Offering, the Joint Bookrunners, in their role as such, are acting solely as bookrunners in the Global Offering, and the Joint Sponsors, in their role as such, are acting solely as sponsors in connection with the listing of the Shares on the SEHK.

The Company further acknowledges that the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners and the Joint Sponsors are acting pursuant to a contractual relationship created solely by this Agreement (and, as between the Joint Sponsors and the Company, by the Sponsor Engagement Letters) with the Company, entered into on an arm’s length basis, and in no event do the parties intend that the International Underwriters, the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators or the Joint Bookrunners, as applicable, act or be responsible as a fiduciary or adviser to the Company, their respective directors, management, shareholders or creditors or any other person in connection with any activity that the International Underwriters, the Joint Representatives, the Joint Sponsors, the Joint Global Coordinators or the Joint Bookrunners, as applicable, may undertake or have undertaken in furtherance of the Global Offering or the purchase and sale of the Company’s securities or the listing of the Shares on the SEHK, either before or after the date hereof.

The International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners and the Joint Sponsors hereby expressly disclaim any fiduciary or advisory or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or otherwise by the Global Offering or the listing of the Shares on the SEHK or any process or matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company, on the one hand, and the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners or the Joint Sponsors, as applicable, on the other hand, agree that they are each responsible for their making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners or the Joint Sponsors, as applicable, to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Shares, do not constitute advice or recommendations to the Company or any of them.

The Company, on the one hand, and the International Underwriters, the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators or the Joint Bookrunners, as applicable, on the other hand, agree that the International Underwriters, the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators or the Joint Bookrunners, as applicable, in their respective roles as such and with respect to transactions carried out at the request of and for the Company pursuant to their respective appointments as such, are acting as principal and not the agent or fiduciary of the Company (except and solely, with respect to the International Underwriters, for the limited purposes set forth in Section 1(a), and, with respect to the Joint Representatives, for the limited purposes of making payment on behalf of the Company of the Trading Fee and the Transaction Levy as set forth in Section 2(d)) nor the fiduciary or adviser of the Company, and none of the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners or the Joint Sponsors have assumed, or will assume, any fiduciary, agency or advisory or similar responsibility in favor of the Company or any of them with respect to the transactions contemplated by this Agreement or otherwise by the Global Offering or the listing of the Shares on the SEHK or any process or matters leading up to such transactions (irrespective of whether any of the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners or the Joint Sponsors has advised or is currently advising the Company on other matters).

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The Company further acknowledges and agrees that the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners and the Joint Sponsors are not advising the Company, its directors, management or shareholders or any other person as to any legal, tax, investment, accounting or regulatory matters (except for, with respect to the Joint Sponsors, any advice to the Company on matters in relation to the listing application as prescribed by and solely to the extent as required under the Listing Rules, the SFC Corporate Finance Adviser Code of Conduct and the Code in their capacity as joint sponsors in connection with the proposed listing of the Company) in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated by this Agreement, and none of the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners and the Joint Sponsors and their respective Affiliates and their and their respective Affiliates’ respective directors, officers and employees shall have any responsibility or liability to the Company with respect thereto. Any review by the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners and the Joint Sponsors of the Company, the transactions contemplated by this Agreement or other matters relating thereto shall be performed solely for the benefit of the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners and the Joint Sponsors and shall not be on behalf of the Company.

The Company hereby waives and releases, to the extent permitted by law, any claims that the Company may have against the International Underwriters, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners and the Joint Sponsors with respect to any breach or alleged breach of any fiduciary, advisory (subject to the Joint Sponsors’ obligations as sponsors under the Sponsors Engagement Letter) or similar duty to such relevant party in connection with the transactions contemplated by this Agreement or otherwise by the Global Offering or the listing of the Shares on the SEHK or any process or matters leading up to such transactions.

Notwithstanding anything in this Agreement, none of the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners, the International Underwriters and any other Indemnified Party shall have any liability whatsoever to the Company or any other person in respect of any alleged insufficiency of the International Offer Price or any dealing price of the Shares (it being acknowledged by the parties that the Company is solely responsible in this regard).

18. Bail-in Action

Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understandings between or among any of the parties to this Agreement, each of the parties to this Agreement acknowledges, accepts and agrees that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority and acknowledges, accepts and agrees to be bound by:

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(a) the effect of the exercise of Bail-in Powers (as defined below) by the Relevant Resolution Authority in relation to any BRRD Liability of a BRRD Party (the “Relevant BRRD Party”) to it, as applicable, under this Agreement that (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Relevant BRRD Party or another person and the issue to or conferral on it, as applicable, of such shares, securities or obligations;

(iii) the cancellation of the BRRD Liability; and

(iv) the amendment or alteration of any interest, if applicable, thereon, or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For purposes of this Section 18:

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

“Bail-in Powers” means any Write-down and Conversion Powers as defined in relation to the relevant Bail-in Legislation;

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised;

“BRRD Party” means JPM plc and Citigroup Global Markets Limited;

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499; and

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Relevant BRRD Party.

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19. Recognition of the U.S. Special Resolution Regimes

In the event that any Joint Sponsor, Joint Representative, Joint Global Coordinator, Underwriter or any of its Affiliates that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

In the event that any Joint Sponsor, Joint Representative, Joint Global Coordinator, Underwriter or any of its Affiliates that is a Covered Entity or a BHC Act Affiliate of such entity becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such entity are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 19:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

20. EU Blocking Regulation. It is acknowledged and agreed by each International Underwriter that is an EU Person (as defined in Regulation EC 2271/96, the “Blocking Regulation”) that the representations in paragraph 14.3 of Schedule II and undertakings in Section 4(x) hereof are only sought and given for the benefit of such International Underwriter only to the extent that to do so would not result in a breach or violation by such International Underwriter of (i) the Blocking Regulation or (ii) any similar legislation enacted in the United Kingdom.

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21. Time of the Essence

Time shall be of the essence of this Agreement.

22. Entire Agreement and Variation

This Agreement, together with any document referred to herein as being in the agreed form, constitutes the entire agreement between the Company and the Joint Representatives, the Joint Global Coordinators, the Joint Bookrunners and the International Underwriters relating to the underwriting of the International Offering to the exclusion of any terms implied by Law which may be excluded by contract. This Agreement supersedes all previous agreements or understandings relating to the underwriting of the International Offering, which shall cease to have any further force or effect and no party hereto has entered into this Agreement in reliance upon any representation, warranty, agreement or undertaking which is not set out or referred to in this Agreement. For the avoidance of doubt, the appointment of the Joint Sponsors by the Company is in addition to the terms and conditions under the engagement letter dated 12 April 2021 in respect of the Global Offering entered into among the Joint Sponsors and the Company, which shall continue to be in force and binding upon the parties thereto.

No variation of this Agreement shall be valid unless it is in writing and signed by or on behalf of each of the parties hereto. The expression “variation” shall include any variation, supplement, deletion or replacement however effected.

23. Counterparts

This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of a counterpart of this Agreement by email attachment or telecopy shall be an effective mode of delivery. In relation to such counterpart, upon confirmation by or on behalf of a party that such party authorizes the attachment of this counterpart signature page to the final text of this Agreement, such counterpart signature page shall take effect, together with such final text, as a complete authoritative counterpart.

24. Parties at Interest; Successors and Assigns

This Agreement herein set forth has been and is made solely for the benefit of (a) the Joint Representatives, the Joint Global Coordinators, the Joint Sponsors, the other International Underwriters, the Company and, to the extent provided in Section 10, such other Indemnified Parties, and (b) their respective successors, assigns, heirs, personal representatives, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the International Underwriters) shall acquire or have any right under or by virtue of this Agreement.

If the foregoing correctly sets forth the understanding among the Company, the Joint Sponsors, the several International Underwriters, the Joint Representatives and the Joint Global Coordinators, please sign in the space provided below for that purpose, whereupon this Agreement and your acceptance shall become a binding agreement among the Company, the Joint Sponsors, the Joint Representatives, the Joint Global Coordinators and other International Underwriters severally.

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Very truly yours,

For and on behalf of

XPeng, Inc.

By:
Name:
Title:

Accepted and agreed to as of the date first above written, on behalf of itself and the several International Underwriters.

J.P. Morgan Securities (Asia Pacific) Limited

By:
Name:
Title:

Accepted and agreed to as of the date first above written, on behalf of itself and the several International Underwriters.

Merrill Lynch (Asia Pacific) Limited

By:
Name:
Title:

Accepted and agreed to as of the date first above written, on behalf of itself and the several International Underwriters.

Citigroup Global Markets Asia Limited

By:
Name:
Title:

Accepted and agreed to as of the date first above written.

J.P. Morgan Securities plc

By:
Name:
Title:

Accepted and agreed to as of the date first above written.

J.P. Morgan Securities LLC

By:
Name:
Title:

Accepted and agreed to as of the date first above written.

J.P. Morgan Securities (Far East) Limited

By:
Name:
Title:

Accepted and agreed to as of the date first above written.

Citigroup Global Markets Limited

By:
Name:
Title:

SCHEDULE I

SCHEDULE I-A

THE UNDERWRITERS AND TOTAL UNDERWRITING COMMITMENT

Shares to be Sold
Underwriter	Number	%
J.P. Morgan Securities (Asia Pacific) Limited	[•]	[•]
J.P. Morgan Securities plc	[•]	[•]
J.P. Morgan Securities LLC	[•]	[•]
Merrill Lynch (Asia Pacific) Limited	[•]	[•]
Citigroup Global Markets Asia Limited	[•]	[•]
Citigroup Global Markets Limited	[•]	[•]
CLSA Limited	[•]	[•]
[•]	[•]	[•]
	[•]	100.0

SCHEDULE I-B

COMMITMENT OF INTERNATIONAL UNDERWRITERS

Firm Shares to be Sold
International Underwriter	Number	%
J.P. Morgan Securities plc	[•]	[•]
J.P. Morgan Securities LLC	[•]	[•]
Merrill Lynch (Asia Pacific) Limited	[•]	[•]
Citigroup Global Markets Limited	[•]	[•]
CLSA Limited	[•]	[•]
ABCI Capital Limited	[•]	[•]
ABCI Securities Company Limited	[•]	[•]
BOCI Asia Limited	[•]	[•]
Futu Securities International (Hong Kong) Limited	[•]	[•]
US Tiger Securities, Inc.	[•]	[•]
100.0

SCHEDULE I-C

COMMITMENT OF HONG KONG UNDERWRITERS

Hong Kong Offer Shares to be Sold
Hong Kong Underwriter	Number	%
J.P. Morgan Securities (Asia Pacific) Limited	[•]	[•]
Merrill Lynch (Asia Pacific) Limited	[•]	[•]
Citigroup Global Markets Asia Limited	[•]	[•]
CLSA Limited	[•]	[•]
ABCI Capital Limited	[•]	[•]
ABCI Securities Company Limited	[•]	[•]
BOCI Asia Limited	[•]	[•]
Futu Securities International (Hong Kong) Limited	[•]	[•]
100.0

SCHEDULE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

1.	Accuracy of information

1.1

All public notices, announcements and advertisements (including the Formal Notice) published on the website of the SEHK in connection with the Global Offering and all filings and submissions provided by or on behalf of the Company, the other members of the Group, and/or any of their respective directors or officers, to the SEHK, the SFC and/or any relevant Authority in connection with the Global Offering conform, in all material respects, to the requirements of all applicable laws and do not and will not, as of the respective date on which such documents are issued contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the written information furnished to the Company by or on behalf of any of the International Underwriters for use therein; provided, further, however that the parties acknowledge and agree that the only written information furnished to the Company by any International Underwriter for use therein is the name, logo and contact details of such International Underwriter appearing in the Registration Statement, the Disclosure Package and the Final International Prospectus (collectively, the “Underwriter Information”).

1.2

None of the Hong Kong Public Offering Documents, the Registration Statement, the Disclosure Package, the Final International Prospectus, Investor Presentation Materials, the PHIP and the Formal Notice, or amendments or supplements thereto, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

1.3

All information disclosed or made available in writing or orally during the course of this offering (and any new or additional information serving to update or amend such information) which was disclosed or made available by or on behalf of authorized representatives of the Company, the Joint Sponsors, or the Joint Global Coordinators, was so disclosed or made available in full and in good faith and was when given and, except as subsequently disclosed in the Registration Statement, the Disclosure Package and the Final International Prospectus or otherwise notified to the SEHK, the SFC and/or the SEC, as applicable, to the Company’s knowledge, remains complete, true and accurate in all material respects and not misleading.

1.4

All information comprising expressions of opinion or intention, forward-looking statements, forecasts and estimates so disclosed during the course of this offering have been made after due and careful consideration and are and remain based on reasonable grounds and assumptions and represent reasonable and fair expectations honestly held based on facts known to the Company.

1.5

The statements set forth in the Registration Statement, the Disclosure Package and the Final International Prospectus, insofar as they purport to constitute a summary of the terms of the Class A ordinary shares of the Company (the “Shares”), and under the caption “Underwriting”, insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate and materially complete and fair.

Schedule II - 1

1.6

There are no contracts or documents which are required to be described in the Registration Statement, the Disclosure Package and the Final International Prospectus which have not be so described as required.

2.	The Company and the Group

2.1

The Company has the authorised and issued share capital as set forth in each of the Registration Statement, the Disclosure Package and the Final International Prospectus and all of the issued shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable and conform to the description thereof contained in each of the Registration Statement, the Disclosure Package and the Final International Prospectus; all of the issued share capital of each of the other members of the Group has been duly and validly authorized and issued, are owned directly or indirectly by the Company, and except as described in each of the Registration Statement, the Disclosure Package and the Final International Prospectus, free and clear of any Encumbrance; except as described in each of the Registration Statement, the Disclosure Package and the Final International Prospectus (including securities issued pursuant to the 2019 Equity Incentive Plan described in the Registration Statement, the Disclosure Package and the Final International Prospectus), there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, Shares, or any other class of share capital of the Company; the Shares, when issued and delivered against payment therefor, may be freely deposited by the Company with the HKSCC; the Shares, when issued and delivered against payment therefor, will be freely transferable by the Company to or for the account of the several Underwriters and the initial purchasers thereof; and there are no restrictions on subsequent transfers of the Shares under the laws of the PRC, Hong Kong, the Cayman Islands, or the United States, except as described in the Registration Statement, the Disclosure Package and the Final International Prospectus.

2.2

The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Final International Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction. Each subsidiary of the Company has been duly incorporated or organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Final International Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction, except as described in each of the Registration Statement, the Disclosure Package and the Final International Prospectus. None of the Company or any other member of the Group nor any person acting on behalf of any of them has taken any action, nor have any steps been taken or any actions, suits or proceedings under any Laws been started or threatened in writing, to wind up, liquidate, dissolve, make dormant or eliminate the Company or any other member of the Group.

Schedule II - 2

2.3

Except as described in each of the Registration Statement, the Disclosure Package and the Final International Prospectus, each of the Company and any other member of the Group that were incorporated outside of the PRC has taken, or is in the process of taking, if applicable, all reasonable steps to comply with, and to ensure compliance by each of its shareholders and option holders that, to the knowledge of the Company, is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with applicable rules and regulations of the State Administration of Foreign Exchange relating to overseas investment into the Company by PRC residents and citizens (the “SAFE Regulations”), including without limitation, requesting each shareholder and option holder that, to the knowledge of the Company, is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable SAFE Regulations.

2.4

The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration of Industry and Commerce (which has been merged into the State Administration for Market Regulation), the China Securities Regulatory Commission (the “CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006 and amended on June 22, 2009 (the “PRC Mergers and Acquisition Rules”), including the relevant provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel and the Company understands such legal advice. The issuance and sale of the Offer Shares, the listing and trading of the Offer Shares on the SEHK and the New York Stock Exchange and the consummation of the transactions contemplated by this Agreement, the Hong Kong Underwriting Agreement and the Deposit Agreement (i) is not and will not be materially and adversely affected by the PRC Mergers and Acquisitions Rules or any official clarifications, guidance, interpretations or implementation rules (ii) does not require the prior approval of the CSRC.

2.5

Each of the Company and its subsidiaries has obtained or made and hold and are in compliance with all Approvals and Filings under any Laws applicable to, or from or with any Authority having jurisdiction over the Company and its subsidiaries required in order to own, lease, license and use its properties, assets and conduct its business in the manner described in the Registration Statement, the Disclosure Package and the Final International Prospectus, except where the failure to obtain such Approvals and Filings would not have a Material Adverse Change, and such Approvals and Filings contain no material restrictions or conditions not described in the Registration Statement, the Disclosure Package and the Final International Prospectus; no member of the Group is aware that any Authority is considering revoking, suspending or modifying, any such Approvals and Filings; and the Company and any other member of the Group are in compliance with the provisions of all such Approvals and Filings, except such violation would not have a Material Adverse Change.

2.6

(A) The Company has no subsidiaries other than those as set forth in the Registration Statement, the Disclosure Package and the Final International Prospectus; and (B) except as disclosed in each of the Registration Statement, the Disclosure Package and the Final International Prospectus, the Company owns all of the issued or registered share capital or other equity interests of or in each of the other members of the Group.

Schedule II - 3

2.7

Except as disclosed in the Registration Statement, the Disclosure Package and the Final International Prospectus, the Company has not sold, issued or distributed any Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A, Regulation D or Regulation S promulgated under the Securities. Act, other than shares issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

2.8

The description of the corporate structure of the Company and each of the agreements (the “Contractual Agreements”) among the subsidiaries, the shareholders of the Controlled Entities (as used herein, “Controlled Entities” mean the Company’s subsidiaries, consolidated variable interest entities (“VIEs”) and the subsidiaries of the VIE) and the VIEs, as set in the Registration Statement, the Disclosure Package and the Final International Prospectus under the caption “Our History and Corporate Structure” is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading. There is no other material agreement, contract or other document relating to the corporate structure or the operation of the Company together with its controlled entities, taken as a whole, which has not been previously disclosed or made available to the Underwriters and disclosed in the Registration Statement, the Disclosure Package and the Final International Prospectus. Except as described in each of the Registration Statement, the Disclosure Package and the Final International Prospectus, each of the Contractual Agreements has been duly authorized, executed and delivered by the parties thereto and constitutes a legal, valid and binding obligation of the parties thereto, enforceable against such parties in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability. All required authorizations in respect of the Contractual Agreements to ensure the legality and enforceability of each of the Contractual Agreements have been duly obtained and no further authorizations are required in connection with the Contractual Agreements or the performance of the terms thereof and no stamp duty or similar tax is required to be paid in connection with the Contractual Agreements; and no authorization that has been obtained is being withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed, except that the future exercise of the call options under the Contractual Agreements shall be approved and/or registered by the relevant governmental agencies and the equity pledge under the Contractual Agreements shall be continually registered with the relevant governmental agencies. The execution, delivery and performance of each of the Contractual Agreements by the parties thereto, and the consummation of the transactions contemplated thereunder, did not, do not and will not (A) result in any violation of the memorandum and articles of association, charter, by-law or other constituent documents (if any) or authorizations of any of the parties to the Contractual Agreements; (B) result in any violation of, or penalty under, any PRC laws or any other statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of the Controlled Entities or any of their properties, or any arbitration award; or (C) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Controlled Entities is a party or by which any of them is bound or to which any of their properties or assets is subject, except in the case of (A) through (C) as would not, individually or in the aggregate, have a Material Adverse Change. Except as described in each of the Registration Statement, the Disclosure Package and the Final International Prospectus, the corporate structure of the Company (including the shareholding structure of each of the Controlled Entities) as described in the Registration Statement, the Disclosure Package and the Final International Prospectus does not, and immediately following the offer and sale of the Shares will not violate, breach, contravene or otherwise conflict with any applicable Laws. There have been no legal, arbitration, government or other legal proceedings challenging the legality or validity of the corporate structure of the Company pending before or, to the Company’s knowledge, threatened by, any governmental or regulatory authority or court, any arbitrator or any other person. Each Contractual Agreement is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such Contractual Agreement. None of the parties to any of the Contractual Agreements has sent or received any communication regarding termination of, or intention not to renew, any of the Contractual Agreements, and no such termination or non-renewal has been threatened by any of the parties thereto. The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the VIEs, through its wholly owned subsidiaries being authorized to exercise the voting rights in the VIEs by the respective shareholders of the VIEs.

Schedule II - 4

2.9

Except for those encumbrances on the consolidated variable interest entities as provided in the Contractual Agreements and except as disclosed in each of the Registration Statement, the Disclosure Package and the Final International Prospectus, no Controlled Entity of the Company is currently prohibited under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Controlled Entity’s share capital or similar ownership interest, from repaying to the Company any loans or advances to such Controlled Entity from the Company or from transferring any of such Controlled Entity’s properties or assets to the Company or any other Controlled Entity of the Company. Except as disclosed in the Registration Statement, the Disclosure Package and the Final International Prospectus, under current laws and regulations of the Cayman Islands, Hong Kong, the PRC and the U.S., all dividends and other distributions declared and payable on the share capital of the Company or the Controlled Entities may be paid by the Company or such Controlled Entity to the holders thereof and freely transferred out of the Cayman Islands, Hong Kong, the PRC and the United States; and except as disclosed in each of the Registration Statement, the Disclosure Package and the Final International Prospectus, all such payments made to holders of the share capital who are non-residents of the Cayman Islands, Hong Kong or the PRC will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands, Hong Kong or the PRC or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands, Hong Kong or the PRC or taxing authority thereof or therein and without the necessity of obtaining any authorization in the Cayman Islands, Hong Kong or the PRC or taxing authority thereof or therein.

2.10

With respect to the restricted share units (the “RSUs”) granted pursuant to the employee performance incentive plans of the Company (the “Share Incentive Plans”), (i) each grant of an RSU was duly authorized no later than the date on which the grant of such RSU was by its terms to be effective by all necessary corporate action, including, as applicable, approval and/or ratification by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (ii) each such grant was made in accordance with the terms of the Share Incentive Plans and all other applicable Laws, and (iii) each grant of an RSU was properly accounted for in accordance with U.S. GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the SEC in accordance with the Exchange Act and all other applicable Laws.

Schedule II - 5

2.11

The Company is not a party to any effective memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or a material acquisition or disposition of assets, technologies, business units or businesses which is required to be disclosed but not so disclosed in the Registration Statement, the Disclosure Package and the Final International Prospectus.

3.	Offer Shares

3.1

The Offer Shares have been duly and validly authorised and, when issued and delivered against payment therefor as provided in this Agreement or the Hong Kong Underwriting Agreement, as applicable, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Shares contained in the Registration Statement, the Disclosure Package and the Final International Prospectus.

3.2

No holder of Offer Shares after the consummation of the transactions contemplated by this Agreement is or will be subject to any personal liability in respect of any liability of the Company by virtue only of its holding of any such Shares; and except as set forth in the Registration Statement, the Disclosure Package and the Final International Prospectus, there are no limitations on the rights of holders of the Shares to hold, vote or transfer their securities.

4.	This Agreement and Operative Documents

4.1	Each of this Agreement and the Operative Documents has been duly authorized, executed and delivered by the Company.

4.2

Each of this Agreement and the Operative Documents is in proper form, enforceable against the Company in accordance with its terms; and to ensure the legality, validity, enforceability or admissibility into evidence of this Agreement and the Operative Documents, it is not necessary for this Agreement or the Operative Documents to be filed, recorded or furnished with any court or other authority in the Cayman Islands or, except for any stamp or similar tax in the Cayman Islands be paid on or in respect of this Agreement, the Operative Documents or any other documents to be furnished hereunder.

5.	No conflict, compliance and approvals

5.1

Except as described in the Registration Statement, the Disclosure Package and the Final International Prospectus, in each of the risk factors under the captions “Risk Factors,” neither the Company nor any of its subsidiaries is (A) in breach of or in default under any laws, regulations, rules, orders, decrees, guidelines or notices of the PRC, Cayman Islands, Hong Kong and any other jurisdiction where it was incorporated or operates, (B) in breach of or in default under any approval, consent, waiver, authorization, exemption, permission, endorsement or license granted by any court or governmental agency or body of any stock exchange authorities (“Governmental Agency”) in the PRC, Cayman Islands, Hong Kong or any other jurisdiction where it was incorporated or operates, (C) in violation of its constitutive or organizational documents or (D) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound; except such breach, default or violation would not be reasonably expected to have a Material Adverse Change.

Schedule II - 6

5.2

The issue and sale of the Shares and the execution and delivery of this Agreement and Operative Documents and the compliance by the Company with this Agreement and the Operative Documents and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company and any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the constitutive or organizational documents of the Company or any subsidiary or (C) result in any violation of any statute or any judgment, order, rule or regulation of any court or Governmental Agency having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; except as would not reasonably be expected to have a Material Adverse Change, would not impair, in any material respect, the ability of the Company to issue and sell the Shares or to consummate the transactions contemplated by this Agreement and would not have any material adverse effect on the Global Offering.

5.3

No consent, approval, authorization, order, registration or qualification of or with any court or Authority is required for the issue and sale of the Shares, for the deposit of the Shares with the HKSCC or the consummation by the Company of the transactions contemplated by this Agreement, except (A) such as have been obtained under the Securities Act and the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements, (B) such consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any court or any governmental agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties (hereinafter referred to as “Governmental Authorizations”) as have been duly obtained and are in full force and effect and copies of which have been furnished to the Joint Global Coordinators, (C) such Governmental Authorizations as may be required under state securities or Blue Sky laws or any laws of jurisdictions outside the PRC, Cayman Islands, Hong Kong and the United States in connection with the purchase and distribution of the Offer Shares by or for the respective accounts of the several Underwriters, and (D) such final approval from the SEHK for the listing of and permission to deal in the Shares on the Main Board of the SEHK.

5.4

(A) No person has any pre-emptive rights, resale rights, rights of first refusal or other rights to purchase any Shares, or any other share capital of or other equity interests in the Company or any of its subsidiaries, and (B) other than the Underwriters, no person has the right to act as an underwriter to the Company in connection with the offer and sale of the Offer Shares.

5.5

The use and application of the proceeds from the Global Offering, as set forth in and contemplated by each of the Registration Statement, the Disclosure Package and the Final International Prospectus, (i) will not conflict with, or result in a breach or violation of, or constitute a default under, or result in the creation or imposition of an Encumbrance upon any property or assets of any member of the Group pursuant to the memorandum and articles of association or other constituent or constitutive documents or the Governmental Authorization of any member of the Group, except where such contravention or default would not have a Material Adverse Change; (ii) will comply, in all material respects, with any indenture, mortgage, deed of trust, loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement (including any distributor agreement) or instrument to which any member of the Group is a party or by which any member of the Group is bound or any of their respective properties or assets may be bound or affected, and (iii) will not violate any Laws applicable to any member of the Group or any of its properties or assets.

Schedule II - 7

5.6

Except as described in the Registration Statement, the Disclosure Package and the Final International Prospectus, no person has the right to require the Company or any of its Controlled Entities to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the SEC, the issuance and sale of the Shares by the Company.

5.7

There are no contracts, agreements or understandings between the Company and any person that would give arise to a valid claim against the Company or any International Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the issuance and sale of the Offer Shares.

6.	Accounts and other financial information

6.1

The Reporting Accountants, who have audited certain financial statements of the Group, are independent public accountants as required by the Securities Act and the rules and regulations of the SEC thereunder and are independent in accordance with the requirements of the U.S. Public Company Accounting Oversight Board.

6.2

(A) The audited consolidated financial statements (and the notes thereto) of the Group contained in each of the Registration Statement, the Disclosure Package and the Final International Prospectus fairly present in all material respects the consolidated financial position of the Company as of the dates specified and the consolidated results of operations and changes in the consolidated financial position of the Company for the periods specified, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“US GAAP”) applied on a consistent basis throughout the periods presented (other than as described therein); (B) the preliminary unaudited financial results for the three months ended March 31, 2020 and March 31, 2021 contained in the Registration Statement, the Disclosure Package and the Final International Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements of the Company included contained therein; (C) the pro forma net tangible assets (and the notes thereto) (and all other pro forma financial statements, information or data, if any) included in each of the Registration Statement, the Disclosure Package and the Final International Prospectus have been prepared in accordance with the applicable requirements of the Listing Rules, the assumptions used in the preparation of such pro forma net tangible assets (and other pro forma financial statements, information and data, if any) are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein, and the pro forma adjustments have been properly applied to the historical amounts in the compilation of the pro forma net tangible assets (and other pro forma financial statements, information and data, if any); (D) there are no financial statements (historical or pro forma) that are required (including, without limitation, by the Listing Rules, other than to the extent waived by the SEHK) to be included in each of the Registration Statement, the Disclosure Package and the Final International Prospectus that are not included as required; and (E) the Company and its subsidiaries do not have any material liabilities or obligations, direct or contingent (including, without limitation, any Off-balance Sheet Obligations (as defined below)), not described in each of the Registration Statement, the Disclosure Package and the Final International Prospectus.

6.3

The memorandum on profit forecast for the year ending December 31, 2021 and on working capital forecast for the twenty-one months ending September 30, 2022 has been approved by the Directors and reviewed by the Reporting Accountants, has been prepared by the Company on the bases and assumptions stated in such memorandum which the Company honestly believes to be fair and reasonable.

Schedule II - 8

6.4

The prospective information (i) included in the profit forecast as set forth in the memorandum of the board of directors on profit forecast for the year ending December 31, 2021 and on working capital forecast for the twenty-one months ending September 30, 2022 and (ii) included in the planned capital expenditures and projected working capital as set forth in the section of the Registration Statement, the Disclosure Package and the Final International Prospectus headed “Financial Information – Liquidity and Capital Resources” (collectively, the “Prospective Financial Information”), in each case has been prepared by the Company after due and proper consideration, and represents reasonable and fair expectations honestly held by the Company on the basis of facts known to the Company and in accordance with the Company’s accounting policies as described in the Registration Statement, the Disclosure Package and the Final International Prospectus.

6.5

The section entitled “Financial Information – Critical Accounting Policies and Estimates” contained in the Registration Statement, the Disclosure Package and the Final International Prospectus truly, accurately and completely in all material respects describes: (A) accounting policies which the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) judgments and uncertainties affecting the application of Critical Accounting Policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions.

6.6

The sections entitled “Financial Information – Liquidity and Capital Resources” contained in the Registration Statement, the Disclosure Package and the Final International Prospectus accurately and fully describes: (A) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur; and (B) all off-balance sheet transactions, arrangements, and obligations, including, without limitation, relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or any member of the Group, such as structured finance entities and special purpose entities (collectively, “Off -balance Sheet Arrangements”) that are reasonably likely to have a material effect on the liquidity of the Company or any member of the Group or the availability thereof or the requirements of the Company or any member of the Group for capital resources.

6.7

(A) The opinions attributed to the Company in reports and letters of the Reporting Accountants are held in good faith based upon facts within the best of the Company’s knowledge after due and careful inquiry; and (B) no material information was withheld from the Reporting Accountants or the Underwriters for the purposes of their review of the forecasts of profit and earnings per share and the pro forma net tangible assets and all other pro forma financial statements, information or data, if any, of the Company included in each of the Registration Statement, the Disclosure Package and the Final International Prospectus or their review of the Company’s cash flow and working capital projections, estimated capital expenditures and financial reporting procedures.

Schedule II - 9

7.	Indebtedness and material obligations

7.1

Except as disclosed in the Registration Statement, the Disclosure Package and the Final International Prospectus, no material indebtedness (actual or contingent) or material contract or arrangement is outstanding between the Company or any other member of the Group and any director or executive officer of the Company or any other member of the Group or any person connected with such director or executive officer (including his/her spouse, children, any company or undertaking in which he/she holds a controlling interest).

8.	Subsequent events

8.1

Since December 31, 2020, no member of the Group has: (A) entered into or assumed or otherwise agreed to be bound by any contract or agreement, (B) incurred, assumed or acquired or otherwise agreed to become subject to any liability (including, without limitation, contingent liability) or other obligation, (C) acquired or disposed of or agreed to acquire or dispose of any business or asset or (D) assumed or acquired or agreed to assume or acquire any liabilities (including contingent liabilities), that would, in any of clauses (A) through (D) above, be material to the Group and not otherwise described in the Registration Statement, the Disclosure Package and the Final International Prospectus.

8.2

Subsequent to December 31, 2020, no member of the Group has sustained any material loss or interference with its business from fire, explosion, flood, earthquake or other calamity, whether or not covered by insurance, or from any labour dispute or any action, order or decree of any Authority.

8.3

Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Disclosure Package and the Final International Prospectus, there has not been any development involving a Material Adverse Change.

9.	Assets

9.1

Each of the Company and its subsidiaries has good and marketable title (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all real and personal property and assets that are material to the businesses of the Company and its Controlled Entities taken as a whole, in each case free and clear of all liens, encumbrances and defects, except as disclosed in the Registration Statement, the Disclosure Package and the Final International Prospectus, or such as would not, individually or in the aggregate, materially and adversely affect the value of such property or asset, or would not, individually or in the aggregate, materially interfere with the use made and proposed to be made of such property or asset by the Company or the relevant member of the Group, as applicable. Except as disclosed in the Registration Statement, the Disclosure Package and the Final International Prospectus, the Company and its subsidiaries do not own any material real property, and any material real property and buildings held under lease by each of the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases (subject to the effects of (A) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors generally; (B) the application of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity); and (C) applicable law and public policy with respect to rights to indemnity and contribution).

Schedule II - 10

9.2

Except as described in the Registration Statement, the Disclosure Package and the Final International Prospectus, (A) each of the Company and other members of the Group own, possesses, licenses or has other rights to use all patents, copyrights, trademarks, service marks, trade names, Internet domain names, technology, and/or know-how (including trade secrets and other unpatented and/or unpatentable proprietary rights), including registrations and/or applications for registration with respect to any of the foregoing, (collectively, “Intellectual Property”) that are necessary or used in any material respect to conduct their business in the manner in which it is being conducted and in the manner in which it is contemplated as set forth in the Registration Statement, the Disclosure Package and the Final International Prospectus, however, notwithstanding the foregoing and except as described in each of the Registration Statement, the Disclosure Package and the Final International Prospectus, in the case of patent rights owned by a third party, to the Company’s knowledge, each of the Company and other members of the Group owns, possesses, licenses or has rights to such patent rights necessary or used in any material respect to conduct their business in the manner in which it is being conducted and in the manner in which it is contemplated as set forth in the Registration Statement, the Disclosure Package and the Final International Prospectus; (B) all copyrights and patents owned or licensed by the Company (including all copyrights and patents owned or licensed by other members of the Group) are (a) to the Company’s knowledge, valid and enforceable and (b) not subject to any ongoing or, to the knowledge of the Company, threatened interference, reexamination, judicial or administrative proceeding pertaining to validity, enforceability or scope; (C) neither the Company nor any other member of the Group has received any written notice alleging, nor is there, any infringement, violation or conflict with (and neither the Company nor any other member of the Group knows of any basis for alleging infringement, violation or conflict with) the Intellectual Property rights of any third party by the Company and the other members of the Group, or their products, except such infringement, violation or conflict would not, individually or in the aggregate, have a Material Adverse Change; (D) there are no pending or, to the knowledge of the Company, threatened actions, suits, proceedings or claims that allege the Company or any other member of the Group is infringing or has infringed any Intellectual Property right of any third party; (E) the discoveries, inventions, products or processes of the Company and the other members of the Group referenced in the Registration Statement, the Disclosure Package and the Final International Prospectus, do not violate or conflict with any Intellectual Property right of any third party including any discovery, invention, product or process that is the subject of a patent application filed by any third party, except such infringement, would not, individually or in the aggregate, have a Material Adverse Change; and (F) neither the Company nor any of the other members of the Group are in breach of any license or other agreement (to which it is a party) related to the Intellectual Property rights of the Company, any other member of the Group or any third party that would, individually or in the aggregate, have a Material Adverse Change.

9.3

All operational data included in each of the Registration Statement, the Disclosure Package and the Final International Prospectus that come from the Company have been derived from the records of the Company and the other members of the Group using systems and procedures which incorporate adequate safeguards to ensure that the data are true and accurate in all material respects and not misleading; nothing has come to the attention of the Company that has caused the Company to believe that the statistical or market-related data included in each of the Registration Statement, the Disclosure Package and the Final International Prospectus is not based on or derived from sources described therein that the Company reasonably believes to be reliable and accurate and present fairly such sources, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

Schedule II - 11

9.4

To the Company’s best knowledge after due and careful inquiry, (A) the computer systems, communications systems, software and hardware which are currently owned, licensed or used by the Company or any other members of Group (collectively, the “Information Technology”) comprise all of the information technology systems and related rights necessary to conduct, or material to, the respective businesses of the Company and any other members of the Group as currently conducted or as proposed to be conducted; (B) the Company and any other members of the Group either legally and beneficially own, or have obtained licences for, or other rights to use, all of the Information Technology which is material to the business of the Company; (C) in the event that the persons providing maintenance or support services for the Company and any other members of the Group with respect to the Information Technology cease or are unable to do so, the Company and any other members of the Group have all the necessary rights and information to continue, in a reasonable manner, to maintain and support or have a third party maintain or support the Information Technology; (E) there are no material defects relating to the Information Technology; and (F) the Group has in place procedures to prevent unauthorized access and the introduction of viruses to the Information Technology and to enable the taking and storing of back-up copies of the software and data.

9.5

(A) The Company and the other members of the Group have complied with all applicable data protection Laws in all material respects; (B) neither the Company nor any other member of the Group has received any notice (including, without limitation, any enforcement notice or de-registration notice), letter, complaint or allegation from the relevant data protection Authority alleging any material breach or non-compliance by it of the applicable data protection Laws; and (C) neither the Company nor any other member of the Group has received any claim for compensation from any person in respect of its business under the applicable data protection Laws and industry standards in respect of inaccuracy, loss, unauthorised destruction or unauthorised disclosure of data in the previous three years except to the extent any such claim would not, individually or in the aggregate, result in a Material Adverse Change.

10.	Compliance with employment and labour Laws

10.1

Except as described in the Registration Statement, the Disclosure Package and the Final International Prospectus, neither the Company nor any other member of the Group has any material obligation to provide retirement, healthcare, death, disability benefits to any of the present or past employees of the Company or any other member of the Group, or to any other person.

10.2	No material labour dispute, work stoppage, slowdown or other conflict with the employees of the Company or any other member of the Group exists or, to the knowledge of the Company, is threatened.

11.	Compliance with environmental Laws

11.1

(A) The Company and the other members of the Group and their respective assets and operations are in compliance with, and the Company and each of the other members of the Group hold all Authorizations required under, any and all applicable Environmental Laws (as defined below), there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any other member of the Group under, or to interfere with or prevent compliance by the Company or any other member of the Group with, Environmental Laws, except for such events, conditions, circumstances activities, practices, actions, omissions or plans which would not give rise to a Material Adverse Change; neither the Company nor any other member of the Group to the Company’s knowledge, (A) is the subject of any ongoing investigation, (B) has received any notice or claim, (C) is a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (D) is bound by any judgment, decree or order, or (E) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or clean-up at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Laws” means any national, provincial, municipal or other local or foreign law, statute, ordinance, rule, regulation, order, notice, directive, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law).

Schedule II - 12

12.	Insurance

12.1

The Company and each of the other members of the Group maintain insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate to protect the Company and the other members of the Group and their respective businesses; all such insurance is fully in force on the date hereof, except such failure to maintain such policies as would not, individually or in the aggregate, have a Material Adverse Change; neither the Company nor any of the other members of the Group has reason to believe that it will not be able to renew any such insurance as and when such insurance expires or that the insurance will be void as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Change; there is no material insurance claim made by or against the Company or any of the other members of the Group, pending, outstanding, or to the Company’s knowledge, threatened, and no facts or circumstances exist which would reasonably be expected to give rise to any such claim.

13.	Internal controls

13.1

The Company has established and maintains and evaluates a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with US GAAP. Except as disclosed in the Registration Statement, the Disclosure Package and the Final International Prospectus, the Company maintains internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; (v) material information relating to the Company and the Controlled Entities is made known to the Company’s chief executive officer and principal financial and accounting officer by others within those entities, (vi) the Company has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions of such entity and provide a sufficient basis for the preparation of financial statements in conformity with U.S. GAAP, and (vii) the directors of the Company are able to make a proper assessment of the financial position and prospects of the Company and the Controlled Entities. Except as disclosed in the Registration Statement, the Disclosure Package and the Final International Prospectus, there are no material weaknesses in the Company’s internal controls. Except as disclosed in the Registration Statement, the Disclosure Package and the Final International Prospectus, the Company has not publicly disclosed or reported to the Board of Directors, and within the next 135 days the Company does not reasonably expect to publicly disclose or report to the Board of Directors, a significant deficiency, material weakness, change in the design or operation of internal controls, or fraud involving management or other employees who have a significant role in the Company’s internal controls, or any violation of, or failure to comply with, securities laws, which if determined adversely, would have a Material Adverse Change. Each of the Company’s independent directors meets the criteria for “independence” under the Sarbanes-Oxley Act of 2002, the rules and regulations of the SEC and all applicable the rules of the New York Stock Exchange.

Schedule II - 13

13.2

Except as disclosed in the Registration Statement, the Disclosure Package and the Final International Prospectus, each of the Company and the other members of the Group has established, maintained and evaluated, or by the Listing Date shall have established, disclosure and corporate governance controls and procedures that comply with the requirements of the Corporate Governance Code as set forth in Appendix 14 to the Listing Rules, other than to the extent waived by the SEHK, to ensure that (A ) material information relating to the Company or any other member of the Group is made known in a timely manner to the Company’s board of directors, principal executive officer and principal financial officer by others within those entities, and (B) the Company and its board of directors comply in a timely manner with the requirements of the Listing Rules, the Hong Kong Codes on Takeovers and Mergers and Share Buy- backs, the Securities and Futures Ordinance, the Companies Ordinance, the Companies (Winding Up and Miscellaneous Provisions) Ordinance and any other applicable Law relating to disclosure of information and reporting obligations, including, without limitation, the requirements of the Listing Rules on disclosure of inside information and notifiable, connected and other transactions required to be disclosed, and such disclosure and corporate governance controls and procedures are effective to perform the functions for which they were established and documented properly and the implementation of such disclosure and corporate governance controls and procedures policies are monitored by the responsible persons (as used herein, the term “disclosure and corporate governance controls and procedures” means controls and other procedures that are designed to ensure that information required to be disclosed by the Company, including, without limitation, information in reports that it files or submits under any applicable Law, inside information and information on notifiable, connected and other transactions required to be disclosed, is recorded, processed, summarised and reported, in a timely manner and in any event within the time period required by applicable Law).

14.	Compliance with anti-bribery, anti-money laundering and sanctions Laws

14.1

None of the Company, any other member of the Group, any director or officer of the Company or any other member of the Group, and, to the Company’s knowledge, any agent, representative, affiliate, employee or other person acting on behalf of the Company or any other member of the Group has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to a political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office, in order to influence official action or secure an improper advantage; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws (collectively, the “Anti-Bribery and Anti-Corruption Laws”); or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment or kickback payment. The Company and any other member of the Group have instituted, maintained and enforced, policies and procedures designed to promote and ensure compliance with the Anti-Bribery and Anti-Corruption Laws.

Schedule II - 14

14.2

The operations of the Company and any other member of the Group are and have been conducted at all times in compliance in all material respects with the applicable financial recordkeeping and reporting requirements, including, as applicable, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the requirements of applicable anti-money laundering laws, including but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, the Organized and Serious Crimes Ordinance (Chapter 455 of the Laws of Hong Kong) and the Anti-Money Laundering and Counter-Terrorist Financing (Financial Institutions) Ordinance (Chapter 615 of the Laws of Hong Kong), and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company and any other member of the Group conduct business (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any other members of the Group with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

14.3

(A) None of the Company, any other member of the Group, any director or officer of the Company and any other member of the Group, or, to the Company’s knowledge, any employee, representative, affiliate, agent or other person acting on behalf of the Company and any other member of the Group (a) is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”) nor is any member of the Group located, organized or resident in a country, region or territory that is the subject or the target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); or (b) will directly or indirectly use the proceeds of the Global Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as sponsor, underwriter, advisor, investor or otherwise) of Sanction; (B) the Company is not controlled (within the meaning of the Executive Orders or regulations promulgating such Sanctions or the laws authorizing such promulgation) by any such government or person; (C) the Company maintains and has implemented internal controls and procedures to monitor and audit transactions that are reasonably designed to detect and prevent any use of the proceeds from the offering of the Shares contemplated hereby that is inconsistent with any of the Company’s representations and obligations under clause 14.3 of this paragraph or in the Registration Statement, the Disclosure Package and the Final International Prospectus and (D) for the past 5 years, the Company and any member of the Group have not knowingly engaged in and are not knowingly engaged in, any dealings or transactions in any Sanctioned Country or with any person that at the time of the dealing or transaction is or was the subject of Sanctions.

Schedule II - 15

15.	Experts

15.1

To the best knowledge of the Company after due and careful enquiry, (A) the factual contents of the reports, opinions, letters or certificates of the Reporting Accountants, the Industry Consultant and PRC legal counsel to the Company, respectively, that were provided by the Company are complete, true and accurate in all material respects (and where such information is subsequently amended, updated or replaced, such amended, updated or replaced information is complete, true and accurate in all material respects) and no material fact or matter has been omitted therefrom which would make the contents of any of such reports, opinions, letters or certificates misleading, and the opinions attributed to the Company in such reports, opinions, letters or certificates are held in good faith based upon facts to the best of its knowledge after due and careful inquiry; and (B) no material information was withheld from the Reporting Accountants, the Industry Consultant or the PRC legal counsel to the Company, as applicable, for the purposes of the preparation of its report, opinion, letter or certificate (whether or not contained in each of the Registration Statement, the Disclosure Package and the Final International Prospectus) and all information given to each of the foregoing persons for such purposes was given in good faith and there is no other material information which has not been provided the result of which would make the information so received misleading in all material respects.

16.	Provision of information to research analysts

16.1

None of the Company, any member of the Group and/or, to the Company’s knowledge, any of their respective directors, officers, employees, affiliates and/or agents, has (whether directly or indirectly, formally or informally, in writing or verbally) provided to any research analyst affiliated with any Underwriter any material information during the course of this offering, including forward looking information (whether qualitative or quantitative) concerning the Company or any member of the Group that is not, or is not reasonably expected to be, included in each of the Registration Statement, the Disclosure Package and the Final International Prospectus or publicly available.

17.	Material contracts and connected transactions

17.1

There are no material business relationships or related-party or connected transactions involving the Company or any of its subsidiaries or any other person required to be disclosed in each of the Registration Statement, the Disclosure Package and the Final International Prospectus which have not been disclosed as required.

Schedule II - 16

17.2

Neither the Company nor any other member of the Group has sent or received any written communication regarding termination of, or intent not to renew, any of the material contracts or agreements specifically referred to or described in the Registration Statement, the Disclosure Package and the Final International Prospectus, or specifically referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company, any other member of the Group or, to the Company’s knowledge, any other party to any such contract or agreement.

17.3

In respect of the connected transactions (as defined in the Listing Rules) of the Company (the “Connected Transactions”), (A) the Connected Transactions disclosed in the Registration Statement, the Disclosure Package and the Final International Prospectus have been entered into and carried out, in the ordinary course of business and on normal commercial terms and are fair and reasonable and in the interests of the Company and the shareholders of the Company as a whole; and (B) the Company has complied with the terms of the Connected Transactions disclosed in the Registration Statement, the Disclosure Package and the Final International Prospectus in all material respects.

17.4

None of the Directors has revoked or withdrawn the authority and confirmations in the responsibility letter, statement of interests or power of attorney, as applicable issued by him to the Company and the Joint Sponsors in connection with the Global Offering and the Listing, and such authority and confirmations remain in full force and effect.

18.	Taxation

18.1

The Company and each member of the Group has (i) filed all material tax returns that are required to be filed or has requested extensions thereof and (ii) except as would not give rise to a Material Adverse Change, has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith; the provisions included in the audited consolidated financial statements as set out in the Registration Statement, the Disclosure Package and the Final International Prospectus include appropriate provisions required under US GAAP for all taxation in respect of accounting periods ended on or before the accounting reference date to which such audited accounts relate for which the Company was then or might reasonably be expected thereafter to become or have become liable; and neither the Company nor any of its subsidiaries has received notice of any tax deficiency with respect to the Company or any other member of the Group.

18.2

Subject to the qualifications, assumptions and limitations contained therein, the statements set forth in the sections of each of the Registration Statement, the Disclosure Package and the Final International Prospectus headed “Financial Information—Taxation” are accurate and materially complete and fair.

18.3

Except as described in the Registration Statement, the Disclosure Package and the Final International Prospectus, and save for any Trading Fee, Transaction Levy and stamp duty payable in connection with on-market purchases of Shares conducted by the Stabilization Agent and any subsequent transfer of such Shares to the lender thereof, no transaction tax, issue tax, stamp duty or other issuance or transfer Tax or duty or any withholding Tax is or will be payable by or on behalf of or on payments to the International Underwriters, or otherwise imposed on any payments made to the International Underwriters, acting in their capacity as International Underwriters, in connection with (i) the issuance of the Offer Shares to the International Underwriters by the Company; (ii) the sale and delivery by the International Underwriters of the International Offer Shares to the initial purchasers thereof; (iii) the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement; (iv) any subsequent transfer of, or agreement to transfer, the International Offer Shares through the facilities of the HKSCC (including such transfers to purchasers procured by the International Underwriters); or (v) deposit of the Offer Shares with the HKSCC.

Schedule II - 17

19.	Litigation and other proceedings

19.1

Other than as set forth in the Registration Statement, the Disclosure Package and the Final International Prospectus, there are no legal or governmental proceedings (including, without limitation, governmental investigations or inquiries) pending to which the Company or any other members of the Group or the Company’s directors and executive officers, is a party or of which any property of the Company or any other members of the Group is the subject which, if determined adversely to the Company or any other members of the Group, would have a Material Adverse Change; or that are required to be described in the Registration Statement, the Disclosure Package and the Final International Prospectus and are not so described; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by any Authority or threatened by others.

20.	Market conduct

20.1

Save for the appointment of the Stabilising Manager of the Global Offering as disclosed in the Registration Statement, the Disclosure Package and the Final International Prospectus, none of the Company and the other members of the Group or to the Company’s knowledge, their respective directors, officers, employees, agents, affiliates or controlling persons, (A) has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or a violation of the market misconduct provisions of Parts XIII and XIV of the Securities and Futures Ordinance; or (B) has taken, directly or indirectly, any action which may result in the loss by any of the Underwriters of the ability to rely on any stabilisation safe harbour provided by the Securities and Futures (Price Stabilizing) Rules under the Securities and Futures Ordinance or otherwise.

21.	Choice of law and dispute resolution

21.1

Under the laws of the Cayman Islands, the courts of the Cayman Islands will recognize and give effect to the choice of law provisions hereof and enforce judgments of U.S. courts obtained against the Company to enforce this Agreement, subject to the principles and conditions described under the section titled “Enforceability of Civil Liabilities” in the Registration Statement, the Disclosure Package and the Final International Prospectus.

21.2

Except as disclosed in the Registration Statement, the Disclosure Package and the Final International Prospectus, under the laws of the PRC, the choice of law provisions hereof will be recognized by the courts of the PRC and any judgment obtained in any state or federal court located in the Borough of Manhattan, The City of New York, New York arising out of or in relation to the obligations of the Company under this Agreement will be recognized in PRC courts subject to the applicable provisions of the Civil Procedure Law of the PRC and the PRC General Principles of Civil Law relating to the enforceability of foreign judgments, the discretion of the relevant courts and public policies and other principles to be considered by such courts and the statements set forth in the Registration Statement, the Disclosure Package and the Final International Prospectus under the caption “Enforcement of Civil Liabilities.”

Schedule II - 18

21.3

The choice of law provisions set forth in this Agreement will be recognized and given effect to by the courts of New York; the Company can sue and be sued in its own names under the Laws of New York; the waiver by the Company of any objection to a court of competent jurisdiction, the waiver and agreement not to plead an inconvenient forum or otherwise and the agreement that this Agreement shall be governed by and construed in accordance with the laws of New York are legal, valid and binding under the laws of New York and will be respected by the New York courts. It is not necessary under the Laws of New York that any of the International Underwriters should be licensed, qualified or entitled to carry out business in New York (A) to enable them to enforce their respective rights under this Agreement or the Hong Kong Underwriting Agreement or any other document to be furnished hereunder or thereunder, or (B) solely by reason of the execution, delivery or performance of this Agreement and the Hong Kong Underwriting Agreement.

22.	No other arrangements relating to sale of Offer Shares

22.1

Except pursuant to this Agreement and the Hong Kong Underwriting Agreement, neither the Company nor any of the other members of the Group has incurred any liability for any finder’s or broker’s fee or other like payment in connection with the offer and sale of the Offer Shares or the consummation of the transactions contemplated hereby or by of the Registration Statement, the Disclosure Package and the Final International Prospectus.

23.	United States aspects

23.1

The Registration Statement, Preliminary International Prospectus, Final International Prospectus and any Issuer Free Writing Prospectus and the filing of the Registration Statement, Preliminary International Prospectus, Final International Prospectus and any Issuer Free Writing Prospectus with the SEC will be or have been duly authorized by and on behalf of the Company, and the Registration Statement will be or have been duly executed pursuant to such authorization by and on behalf of the Company.

23.2

No order preventing or suspending the use of any Preliminary International Prospectus has been issued by the SEC, and each Preliminary International Prospectus included in the Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary International Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

23.3

The statements in the Registration Statement, the Disclosure Package and the Final International Prospectus under the headings “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Dividend Policy,” “Enforcement of Civil Liabilities,” “Our History and Corporate Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulations,” “Management,” “Principal Shareholders,” “Related Party Transactions,” “Description of Share Capital,” “Description of American Depositary Shares,” “Shares Eligible for Future Sale,” “Taxation” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

Schedule II - 19

23.4

Other than the Registration Statement, the Preliminary International Prospectus and the Final International Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Offer Shares (each such communication by the Company or its agents and representatives an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Schedule III hereto, each electronic road show and any other written communications approved in writing in advance by the Joint Global Coordinators. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement, the Disclosure Package or the Final International Prospectus, and, when taken together with the Preliminary International Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not and will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

23.5

No stop order suspending the effectiveness of the Registration Statement has been issued by the SEC and no proceeding for that purpose has been initiated or, to the Company’s knowledge threatened by the SEC, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or threatened by the SEC.

23.6

No order preventing or suspending the use of any Preliminary International Prospectus or any Issuer Free Writing Prospectus has been issued by the SEC, and each Preliminary International Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the SEC thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

23.7	The offer and sale of the Offer Shares are being registered under the Securities Act pursuant to the Registration Statement.

23.8

From the time of initial confidential submission of the Registration Statement to the SEC through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act.

Schedule II - 20

23.9

The Company is not and, after giving effect to the offering and sale of the Offer Shares and the application of the proceeds thereof received by the Company, will not be an “investment company,” as such term is defined in the U.S. Investment Company Act of 1940, as amended.

23.10

At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities, and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Ru1e 405 under the Securities Act.

23.11

There are no debt securities or preferred shares of, or guaranteed by, the Company that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

23.12

Except as disclosed in the Registration Statement, the Disclosure Package and the Final International Prospectus, there are no affiliations or associations between (A) any member of the FINRA and (B) the Company or any of their respective officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date a draft of the Registration Statement was initially confidentially submitted to the SEC.

23.13

The Company does not believe it was a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the Internal Revenue Code of 1986, as amended for its most recently completed taxable year and the Company does not expect to be a PFIC for its current taxable year or in the foreseeable future.

23.14	The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act and Rule 3b-4 under the Exchange Act.

23.15

The Company (i) has not alone engaged in any Testing-the-Waters Communications (as defined below) other than Testing-the-Waters Communications with the consent of the Joint Global Coordinators and (ii) has not authorized anyone other than the Joint Global Coordinators to engage in Testing-the-Waters Communications. The Company reconfirms that the Joint Global Coordinators have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those agreed to by the Joint Global Coordinators. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Disclosure Package and the Final International Prospectus in any material respect, complied in all material respects with the Securities Act, and when taken together with the Disclosure Package, as of the Time of Sale and as of each Time of Delivery, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with the Underwriter Information.

Schedule II - 21

SCHEDULE III

(1) General Used Free Writing Prospectus(es) (included in the Disclosure Package)

[Not applicable.]

(2) Other Information Included in the Disclosure Package

The following information is also included in the Disclosure Package:

(a) The International Offering Price is HK$[•]

(b) The number of Firm Shares is [•]

(c) The net proceeds from the Global Offering is HK$[•]

Schedule III - 1

SCHEDULE IV

PROFESSIONAL INVESTOR TREATMENT NOTICE

A.	Corporate Professional Investor

1.

For the purposes of the Code, you are a Professional Investor by reason of your being within a category of person described in section 3(a), (c) or (d) of the Securities and Futures (Professional Investor) Rules, as follows:

1.1

a trust corporation having been entrusted under one or more trusts of which it acts as a trustee with total assets of not less than HK$40 million (or its equivalent) at the relevant date or as ascertained by: (i) the most recent audited financial statement of the trust corporation or a trust of which it acts as a trustee (no less recent than 16 months before the relevant date); or (ii) one or more of the following documents issued or submitted within 12 months before the relevant date: (a) a statement of account or a certificate issued by a custodian; (b) a certificate issued by an auditor or a certified public accountant; or (c) a public filing submitted by or on behalf of the trust corporation (whether on its own behalf or in respect of a trust of which it acts as a trustee);

1.2

a corporation having total assets of at least HK$40 million (or its equivalent) or a portfolio of at least HK$8 million (or its equivalent) at the relevant date or as ascertained by: (i) the most recent audited financial statement of the corporation (no less recent than 16 months before the relevant date); or (ii) one or more of the following documents issued or submitted within 12 months before the relevant date: (a) a statement of account or a certificate issued by a custodian; (b) a certificate issued by an auditor or a certified public accountant; or (c) a public filing submitted by or on behalf of the corporation;

1.3

a corporation the principal business of which at the relevant date is to hold investments and which at the relevant date is wholly owned by any one or more of the following persons: (i) a trust corporation that falls within paragraph 1.1 above; (ii) an individual who falls within the definition under section 5(1) of the Securities and Futures (Professional Investor) Rules; (iii) a corporation that falls within this paragraph 1.3; (iv) a corporation that falls within paragraph 1.2 above; (v) a partnership that falls within paragraph 1.5 below; and (vi) a professional investor within the meaning of paragraph (a), (d), (e), (f), (g) or (h) of the definition of “professional investor” in section 1 of Part 1 of Schedule 1 to the Securities and Futures Ordinance;

1.4	a corporation which, at the relevant date, wholly owns a corporation referred to in paragraph 1.2 above; and

1.5

a partnership with a portfolio of no less than HK$8 million (or its equivalent) or total assets of not less than HK$40 million (or its equivalent) at the relevant date or as ascertained by: (i) the most recent audited financial statement of the partnership (no less recent than 16 months before the relevant date); or (ii) one or more of the following documents issued or submitted within 12 months before the relevant date: (a) a statement of account or a certificate issued by a custodian; (b) a certificate issued by an auditor or a certified public accountant; or (c) a public filing submitted by or on behalf of the partnership.

Schedule IV - 1

2.

We have categorized you as a Corporate Professional Investor based on information you have given us. You will inform us promptly in the event any such information ceases to be true and accurate. You will be treated as a Corporate Professional Investor in relation to all investment products and markets contemplated under this Agreement and any ancillary services that are contemplated within the Offering Documents.

3.

As a consequence of your categorization as a Corporate Professional Investor and our assessment of you as satisfying the criteria set out in paragraph 15.3A(b) of the Code (i.e. that you have the appropriate corporate structure and investment process and controls, the person(s) responsible for making investment decisions on behalf of you has/have sufficient background, and you are aware of the risks involved in relation to the relevant products and/or markets to be invested in under this Agreement), we are not required to fulfil certain requirements under paragraphs 15.4 and 15.5 of the Code and other Hong Kong regulations (summarized below), provided that we take certain actions beforehand (including, providing you with the information contained in this Schedule and obtaining your consent to be treated as a Corporate Professional Investor and to dispense with the relevant requirements). While we may in fact do some or all of the following in providing services to you, we have no regulatory responsibility to do so.

3.1	Client agreement

We are not required to enter into a written agreement complying with the Code relating to the services that are to be provided to you.

3.2	Risk disclosures

We are not required by the Code to provide you with written risk warnings or risk disclosure statements in respect of the risks involved in any transactions entered into with you, or to bring those risks to your attention.

3.3	Information about us

We are not required to provide you with information about our business or the identity and status of employees and others acting on our behalf with whom you will have contact.

3.4	Prompt confirmation

We are not required by the Code to promptly confirm the essential features of a transaction after effecting a transaction for you.

3.5	Information about clients

We are not required to establish your financial situation, investment experience or investment objectives, except where we are providing advice on corporate finance work.

3.6	Nasdaq–Amex Pilot Program

If you wish to deal through the SEHK in securities admitted to trading on the SEHK under the Nasdaq-Amex Pilot Program, we are not required to provide you with documentation on that program.

Schedule IV - 2

3.7	Suitability

When making a recommendation or solicitation, we are not required to ensure that such recommendation or solicitation is suitable for you.

3.8	Investor characterization/disclosure of transaction related information

We are not required to assess your knowledge of derivatives and characterize you based on your knowledge of derivatives, and we are not required to disclose transaction related information (as set out in paragraph 8.3A of the Code) to you.

3.9	Discretionary accounts

We are not required, in respect of any discretionary account, to obtain authority in writing from you prior to effecting transactions for your account without your specific authority, or to explain such authority to you or re-confirm it with you on an annual basis, or to disclose to you benefits receivable for effecting transactions for you under a discretionary account.

3.10	Complex products

We are not required to ensure that a transaction in a complex product is suitable for you, to provide sufficient information about a complex product to you or to provide you with warning statements.

4.

You have the right to withdraw from being treated as a Corporate Professional Investor for the purposes of the Code at any time in respect of all or any investment products or markets on giving written notice to our Compliance Departments.

5.

If you are a Corporate Professional Investor by reason of your being a corporation that falls within paragraph 1.4 above, you confirm that the shareholders of the holding company have been informed of the corporation’s status as a Corporate Professional Investor.

6.

By entering into this Agreement, you represent and warrant to us that you are knowledgeable and have sufficient expertise and experience in the products and markets that you are dealing in and are aware of the risks in trading in the products and markets that you are dealing in.

7.

By entering into this Agreement, you hereby agree and acknowledge that you have read and understood and have had explained to you the consequences of consenting to being treated as a Corporate Professional Investor and the right to withdraw from being treated as such as set out herein and that you hereby consent to being treated as a Corporate Professional Investor in relation to all investment products and markets contemplated under this Agreement and any ancillary services that are contemplated within the Offering Documents.

8.

By entering into this Agreement, you hereby agree and acknowledge that we or our affiliates (and any person acting as the settlement manager for the International Offering and/or the Global Offering) will not provide you with any contract notes, statements of account or receipts under the Hong Kong Securities and Futures (Contract Notes, Statements of Account and Receipts) Rules where such would otherwise be required.

Schedule IV - 3

B.	Individual Professional Investor

1.

For the purposes of the Code, you are a Professional Investor by reason of your being within a category of person described in section 3(b) of the Securities and Futures (Professional Investor) Rules, as follows:

1.1

an individual having a portfolio of not less than HK$8 million (or its equivalent) at the relevant date or as ascertained by any one or more of the following documents issued or submitted within 12 months before the relevant date: (i) a statement of account or a certificate issued by a custodian; (ii) a certificate issued by an auditor or a certified public accountant, or (iii) a public filing submitted by or on behalf of the individual, when any one or more of the following are taken into account: (a) a portfolio on the individual’s own account, (b) a portfolio on a joint account with the individual’s associate, (c) the individual’s share of a portfolio on a joint account with one or more persons other than the individual’s associate, or (d) a portfolio of a corporation which, at the relevant date, has as its principal business the holding of investments and is wholly owned by the individual.

2.

We have categorized you as an Individual Professional Investor based on information you have given us. You will inform us promptly in the event any such information ceases to be true and accurate. You will be treated as an Individual Professional Investor in relation to all investment products and markets contemplated under this Agreement and any ancillary services that are contemplated within the Offering Documents.

3.

As a consequence of your categorization as an Individual Professional Investor, we are not required to fulfil certain requirements of the Code as set out in under paragraph 15.5 of the Code and other Hong Kong regulations (summarized below), provided that we take certain actions beforehand (including, providing you with the information contained in this Schedule and obtaining your consent to be treated as an Individual Professional Investor and to dispense with the relevant requirements). While we may in fact do some or all of the following in providing services to you, we have no regulatory responsibility to do so.

3.1	Information about us

We are not required to provide you with information about our business or the identity and status of employees and others acting on our behalf with whom you will have contact.

3.2	Prompt confirmation

We are not required by the Code to promptly confirm the essential features of a transaction after effecting a transaction for you.

3.3	Nasdaq–Amex Pilot Program

If you wish to deal through the SEHK in securities admitted to trading on the SEHK under the Nasdaq-Amex Pilot Program, we are not required to provide you with documentation on that program.

4.

You have the right to withdraw from being treated as an Individual Professional Investor for the purposes of the Code at any time in respect of all or any investment products or markets on giving written notice to our Compliance Departments.

Schedule IV - 4

5.

If we solicit the sale of or recommend any financial product to you, the financial product must be reasonably suitable for you having regard to your financial situation, investment experience and investment objectives. No other provision of this Agreement or any other document we may ask you to sign and no statement we may ask you to make derogates from this clause.

6.

By entering into this Agreement, you hereby agree and acknowledge that you have read and understood and have had explained to you the consequences of consenting to being treated as an Individual Professional Investor and the right to withdraw from being treated as such as set out herein and that you hereby consent to being treated as an Individual Professional Investor in relation to all investment products and markets contemplated under this Agreement and any ancillary services that are contemplated within the Offering Documents.

7.

By entering into this Agreement, you hereby agree and acknowledge that we or our affiliates (and any person acting as the settlement manager for the International Offering and/or the Global Offering) will not provide you with any contract notes, statements of account or receipts under the Hong Kong Securities and Futures (Contract Notes, Statements of Account and Receipts) Rules where such would otherwise be required.

Schedule IV - 5

SCHEDULE V

Company’s Bank Account

Bank Name:[●]

Bank swift: [●]

Account name: [●]

Account number: [●]

Schedule V - 1

EXHIBIT A

OFFICERS’ CERTIFICATE OF THE COMPANY

I, [●], [●] of XPeng, Inc., an exempted company incorporated in the Cayman Islands (the “Company”), pursuant to the International Underwriting Agreement, dated [•] 2021 (the “International Underwriting Agreement”), among the Company, J.P. Morgan Securities (Asia Pacific) Limited, Merrill Lynch (Asia Pacific) Limited and Citigroup Global Markets Asia Limited as the joint representatives of the several International Underwriters named therein (the “Joint Representatives”), and pursuant to the underwriting agreement, dated June 24, 2021 (the “Hong Kong Underwriting Agreement”), among the Company, the Joint Sponsors, the Joint Representatives as the joint representatives of the several Hong Kong Underwriters named therein, hereby certifies that, to the best of our knowledge, after due and careful inquiry:

1.

The representations and warranties of the Company in each of the International Underwriting Agreement and the Hong Kong Underwriting Agreement are true and accurate and not misleading as of the date hereof, as though made on and as of this date.

2.

The Company has performed all obligations and satisfied all conditions on its part to be performed or satisfied pursuant to each of the International Underwriting Agreement and the Hong Kong Underwriting Agreement at or prior to the date thereof.

3.

No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been instituted or, to the best of the Company’s knowledge and after reasonable investigation, are contemplated by the SEC; and all requests by the Securities and SEC for additional information have been complied with to the reasonable satisfaction of the Join Representatives.

4.

No event or condition of a type described in Section 7(a) of the Underwriting Agreement has occurred or exists, which event or condition is not described in the Disclosure Package (excluding any amendment or supplement thereto) and the Final International Prospectus (excluding any amendment or supplement thereto).

5.

Except as otherwise disclosed in each of the Hong Kong Prospectus, the Registration Statement, the Disclosure Package, the Final International Prospectus, since the date of the latest audited consolidated financial statements included in the Hong Kong Prospectus, there has not been any material increase in interest-bearing bank and other borrowings of the Company compared with amounts shown in the Company’s latest audited consolidated balance sheet included in the Hong Kong Prospectus.

Capitalized terms used herein that are not otherwise defined shall have the same meanings as defined in the International Underwriting Agreement.

IN WITNESS WHEREOF, the undersigned have hereunto executed this certificate.

Dated: [●] 2021

By:

Name: [●]
Title: [●]

Exhibit A - 1

EXHIBIT B

OFFICER’S CERTIFICATE OF COMPANY RE CERTAIN NON-COMFORTED FINANCIAL AND OPERATIONAL DATA

I, [● ], Vice President of Finance and Accounting of XPeng, Inc., an exempted company incorporated in the Cayman Islands (the “Company”), pursuant to the International Underwriting Agreement, dated [•] 2021 (the “International Underwriting Agreement”), among the Company, J.P. Morgan Securities (Asia Pacific) Limited, Merrill Lynch (Asia Pacific) Limited and Citigroup Global Markets Asia Limited as the joint representatives of the several International Underwriters named therein (the “Joint Representatives”), and pursuant to the Hong Kong underwriting agreement, dated June 24, 2021 (the “Hong Kong Underwriting Agreement”), among the Company, the Joint Representatives as the joint representatives of the several Hong Kong Underwriters named therein, hereby certify that, to the best of my knowledge, after due and careful inquiry:

1.	I am familiar with the accounting, operations, records systems and internal controls of the Company.

2.

I have participated in the preparation of the Hong Kong Prospectus, the Registration Statement, the Disclosure Package, the Final International Prospectus and [the Issuer Free Writing Prospectus]. In connection with such participation, I have reviewed the disclosure in the Hong Kong Prospectus, the Registration Statement, the Disclosure Package, the Final International Prospectus and [the Issuer Free Writing Prospectus] and have discussed such disclosure with other members of the senior management of the Company, the counsel to the Company, the Joint Representatives, the counsel to the International Underwriters and PricewaterhouseCoopers Zhong Tian LLP as independent reporting accountants to the Company.

3.

In particular, I have reviewed the financial and operating data and other information that has been identified on the copies of the Hong Kong Prospectus, the Registration Statement, the Disclosure Package, the Final International Prospectus and [the Issuer Free Writing Prospectus] attached hereto as the Exhibit (the “Group Information”).

4.

Where the Group Information is derived from the Company’s accounting and other records, I confirm that the Group Information has been properly extracted from these records and has been accurately reproduced in the Hong Kong Prospectus, the Registration Statement, the Disclosure Package, the Final International Prospectus and [the Issuer Free Writing Prospectus].

5.	I confirm that all of the Group Information is true, accurate in all material respects and not misleading.

Capitalized terms used herein that are not otherwise defined shall have the same meanings as defined in the International Underwriting Agreement.

[Signatures to Follow]

Exhibit B - 1

IN WITNESS WHEREOF, the undersigned have hereunto executed this certificate.

Dated: [● ] 2021

By:

Name: [● ]
Title: Vice President of Finance and Accounting

Exhibit B - 2

EXHIBIT C

SECRETARY’S CERTIFICATE

I, [● ], the Joint Company Secretary of XPeng, Inc., an exempted company incorporated in the Cayman Islands with limited liability (the “Company”), hereby certify that:

1.

Attached hereto as Appendix A is a true, accurate and complete copy of the memorandum and articles of association of the Company (together with copies of resolutions annexed thereto), as amended on [•] 2021, which are in full force and effect at all times since the date of adoption (as so amended) to and including the date hereof.

2.

Attached hereto as Appendix B are true, accurate and complete copies of resolutions duly adopted by (i) the board of directors of the Company or a committee thereof at meetings duly called and held on [● ] and (ii) the Company’s shareholders at a meeting duly called and held on [● ], at each of which a quorum was present and acting throughout; such resolutions have not been amended, modified or rescinded and remain in full force and effect; and such resolutions are the only resolutions adopted by the Company’s board of directors or any committee thereof or by the Company’s shareholders relating to the Global Offering.

3.

In connection with the Global Offering, the Company has entered into the International Underwriting Agreement, dated [● ] 2021 (the “International Underwriting Agreement”), J.P. Morgan Securities (Asia Pacific) Limited, Merrill Lynch (Asia Pacific) Limited and Citigroup Global Markets Asia Limited as the joint representatives of the several International Underwriters named therein (the “Joint Representatives”), and the Hong Kong underwriting agreement, dated June 24, 2021 (the “Hong Kong Underwriting Agreement”), among the Company, the Joint Representatives as the joint representatives of the several Hong Kong Underwriters named therein. Each of the International Underwriting Agreement and the Hong Kong Underwriting Agreement, as executed and delivered on behalf of the Company, is in the form or substantially the form approved by the board of directors of the Company at its meeting held on [● ] 2021.

4.

There have not been any written communications, or any memoranda relating to conversations, between the Company, its directors, officers and employees or, to the best of its knowledge after due and careful inquiry, its accountants, counsel or representatives (excluding, for the avoidance of doubt, the Joint Sponsors) on the one hand and the SEC, the SEHK, the SFC or any applicable Authority, or their respective staff, on the other hand, relating to the Global Offering and/or the listing of the Shares on the SEHK of which the International Underwriters have not been made aware.

5.

The minute books and records (or true copies thereof) of the Company made available to each of Freshfields Bruckhaus Deringer LLP and Sullivan & Cromwell (Hong Kong) LLP contained all minutes of the proceedings of the shareholders of the Company and of the Board since the Company’s inception through the date hereof. The copies of minute books, records and other documents of the Company made available to each of Freshfields Bruckhaus Deringer LLP and Sullivan & Cromwell (Hong Kong) LLP were true, correct and complete. There have been no material changes, additions or alterations in said minute books, records and other documents that have not been disclosed to Freshfields Bruckhaus Deringer LLP and Sullivan & Cromwell (Hong Kong) LLP in writing.

Exhibit C - 1

6.

Each person who, as a director or officer of the Company or attorney-in-fact of such director or officer, signed the Registration Statement on Form F-1, the International Underwriting Agreement and the Hong Kong Underwriting Agreement and any other document delivered prior to or on the date hereof in connection with the Global Offering was at the respective times of such signing and delivery and is now duly elected or appointed, qualified and acting as such director or officer or duly appointed and acting as such attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures. Capitalized terms used herein that are not otherwise defined shall have the same meanings as defined in the International Underwriting Agreement.

Exhibit C - 2

IN WITNESS WHEREOF, the undersigned have hereunto executed this certificate.

Dated: [●], 2021

By:

Name: [●]
Title: Joint Company Secretary

Exhibit C - 3

EXHIBIT D

OVER-ALLOTMENT OPTION EXERCISE NOTICE

To: XPeng, Inc. (the “Company”)

[●] 2021

Dear Sirs,

Reference is made to the International Underwriting Agreement dated [●] 2021 (the “International Underwriting Agreement”), by and among the Company, J.P. Morgan Securities (Asia Pacific) Limited, Merrill Lynch (Asia Pacific) Limited and Citigroup Global Markets Asia Limited as the joint representatives (the “Joint Representatives”) of the several International Underwriters named therein (the “International Underwriters”) and the other parties thereto.

Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the International Underwriting Agreement.

On behalf of the International Underwriters, we hereby give you notice of the exercise by the International Underwriters of their right, pursuant to Section 1 of the International Underwriting Agreement, to elect to purchase an additional [●] Shares, for the purpose of covering over-allocations in the International Offering. We hereby request that delivery of take place on [●] 2021.

This letter shall be governed by and construed in accordance with the Laws of the State of New York.

This letter may be executed in counterparts. Each counterpart shall constitute an original of this letter but shall together constitute a single document.

We should be grateful if you would confirm your acceptance of the above by countersigning below.

Exhibit D - 1

Yours faithfully,

J.P. Morgan Securities (Asia Pacific) Limited

By:
Name:
Title:

(on behalf of itself and the International Underwriters)

Yours faithfully,

Merrill Lynch (Asia Pacific) Limited

By:
Name:
Title:

(on behalf of itself and the International Underwriters)

Yours faithfully,

Citigroup Global Markets Asia Limited

By:
Name:
Title:

(on behalf of itself and the International Underwriters)

Exhibit D - 2

For good and valuable consideration, we hereby confirm our acceptance and acknowledgement of the terms set out herein:

XPeng, Inc.

By:
Name:
Title:

Exhibit D - 3